Exhibit 10.17

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

DATED 16 JUNE 2012

(1) ZEALAND PHARMA A/S

(2) PROTAGONIST PTY. LTD.

(3) PROTAGONIST THERAPEUTICS, INC.

RESEARCH COLLABORATION

AND LICENSE AGREEMENT

CONFIDENTIAL

ZEALAND PHARMA/PROTAGONIST

RESEARCH COLLABORATION AND LICENSE AGREEMENT

Table of Contents

1.	INTERPRETATION	2

2.	RESEARCH COLLABORATION	20

3.	JOINT PROJECT TEAM AND JOINT RESEARCH COMMITTEE	21

4.	PROGRAM STEERING COMMITTEE	23

5.	RESEARCH FUNDING	24

6.	CO-FINANCING OPTION	25

7.	FINANCIAL PROVISIONS	27

8.	PAYMENT TERMS, BOOKS AND RECORDS	36

9.	DILIGENCE, DEVELOPMENT AND COMMERCIALISATION	37

10.	EXCLUSIVITY	38

11.	INTELLECTUAL PROPERTY OWNERSHIP AND LICENCES	38

12.	INTELLECTUAL PROPERTY MANAGEMENT	41

13.	ABANDONMENT	43

14.	CONFIDENTIALITY AND ANNOUNCEMENTS	45

15.	DATAROOM AND ACCESS TO INFORMATION	47

16.	CHANGE OF CONTROL	47

17.	TERM AND TERMINATION	48

18.	CONSEQUENCES OF TERMINATION	49

19.	REPRESENTATIONS AND WARRANTIES	50

20.	INDEMNIFICATION AND LIMITATION OF LIABILITY	52

21.	DISPUTE RESOLUTION	54

22.	MISCELLANEOUS	55

SCHEDULE 1	ZEALAND PHARMA/PROTAGONIST RESEARCH COLLABORATION AND LICENSE AGREEMENT RESEARCH PLAN	60

SCHEDULE 2	ZEALAND PHARMA/PROTAGONIST RESEARCH COLLABORATION AND LICENSE AGREEMENT PRESS RELEASE	61

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

RESEARCH COLLABORATION AND LICENSE AGREEMENT

THIS RESEARCH COLLABORATION AND LICENSE AGREEMENT is entered into this 16 June 2012 (the “Effective Date”)

AMONG:

(1)	ZEALAND PHARMA A/S, a corporation organized and existing under the law of Denmark and having its registered office at Smedeland 36, DK-2600 Glostrup, Denmark (“Zealand”); and

(2)	PROTAGONIST PTY. LTD., a company organized and existing under the laws of Australia and having its registered office at 306 Carmody Road, St Lucia, Brisbane Qld 4072, Australia (“Protagonist Pty. Ltd.”); and

(3)	PROTAGONIST THERAPEUTICS, INC., a Delaware corporation having its principal place of business 1300 Seaport Blvd, Suite 500, Redwood City, CA 94063 (“Protagonist Therapeutics” and together with Protagonist Pty. Ltd., collectively, “Protagonist,” each being jointly and severally liable for the obligations of Protagonist hereunder)

(collectively the “Parties” and each a “Party”).

INTRODUCTION

(A)	WHEREAS Protagonist has a proprietary Disulphide Rich Peptide (“DRP”) technology platform which utilises DRP libraries combined with bioinformatics skills for rapid screening of peptides against drug targets, and significant expertise and experience therein.

(B)	WHEREAS Zealand has significant expertise and experience in peptide drug discovery and development.

(C)	WHEREAS Zealand and Protagonist wish to collaborate to identify and characterize DRPs that bind to and have activity on a target selected by Zealand and approved by Protagonist in order that Zealand can further develop such DRPs to become or to be used in the development of therapeutics for the treatment of human and animal diseases.

NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth in this Agreement, the Parties hereto agree as follows:

1.	INTERPRETATION

1.1	In this Agreement, the following definitions shall apply:

“Abandon” and “Abandonment”	shall mean, with respect to a Therapeutic Peptide or Product (a) a decision by Zealand not to initiate, or the failure of Zealand to initiate prior to [*], pre-clinical research and/or development with respect to such Therapeutic Peptide or Product, or (b) should such research and/or development have been initiated, the subsequent failure by Zealand for more than [*] to continue with research and/or development; for this purpose, research and/or development activities performed by Affiliates or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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permitted assignees or licenses of Zealand shall be considered to be research and/or development activities performed by Zealand, and research and/or development activities must be reasonably material and sustained in light of the market potential at a similar stage of development or life of such Therapeutic Peptide or Product, taking into account its safety, efficacy, profile, competition, proprietary position, regulatory status, profitability and other relevant scientific and commercial factors. Notwithstanding the above, Zealand shall [*] development of a Therapeutic Peptide or Product [*] with research and/or development activities when related thereto, including (i) [*]; or (ii) [*] by Zealand to [*] or [*] in order to [*] resulting from [*] or [*].

For the Initial Development Program and each Additional Development Program, “Abandon” shall mean having Abandoned all of the Therapeutic Peptides or Products resulting from such program that meet the activity and selectivity criteria for the Zealand Target (as set out in the Research Plan for such program).

“Abandonment” shall mean the fact of having Abandoned a Therapeutic Peptide, Product or Zealand Target, as the case may be.

“Accounted Costs”	shall mean direct out-of-pocket costs and Zealand internal personnel costs calculated at the Adjusted Zealand FTE Rate, in each case to the extent recorded by Zealand in connection with tasks that are specifically identified or reasonably allocable to the Clinical Trials or other activities that are included in the Summary Plan, including, without limitation, toxicology studies required to be performed in connection with such Clinical Trials and costs of Clinical Trial samples.

“Additional Collaboration Program”	shall mean an additional research and development program initiated by Zealand and requiring services from Protagonist in addition to those included in the Research Plan for the Initial Development Program, the objective of which is (a) Therapeutic Peptides and/or Products which [*] the Zealand Target and are formulated for [*], (b) Therapeutic Peptides and/or Products which [*] the Zealand Target and are formulated for [*], or (c) Therapeutic Peptides and/or Products which [*] the Zealand Target and are formulated for [*].

“Additional Development Milestones”	shall mean, in relation to a Development Milestone Event, an amount equal to [*] of the Initial Development Milestone payable in relation to such Development Milestone Event.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

“Additional Development Program”	shall mean any Additional Collaboration Program and any Further Development Program.

“Additional Research Funding”	shall mean an additional funding amount calculated on the basis of [*] full time equivalents (or such other number of full time equivalents as may be mutually agreed between the parties in accordance with Section 2.5 in the event that the Research Plan following the addition of an Additional Collaboration Program differs materially to that for the Initial Development Program) for [*] (or such other period as may be mutually agreed between the parties in accordance with Section 2.5 in the event that the Research Plan following the addition of an Additional Collaboration Program differs materially to that for the Initial Development Program) at an annual rate per full time equivalent equal to the Adjusted Protagonist FTE Rate.

“Adjusted Budgeted Accounted Costs”	shall mean, for each calendar quarter, the amount budgeted by Zealand in the ordinary course and consistently with its customary procedures for Clinical Trials and other activities for which Protagonist has elected to share costs by exercising a Co-Financing Option, increased or decreased by the difference (if any) between the actual cost of such Clinical Trials and activities [*] as compared with the amounts budgeted therefor. For example, if the budgeted cost in [*] is [*], the budgeted cost in [*] is [*], and the actual cost in [*] is [*], the Adjusted Budgeted Accounted Costs for the [*] shall be [*] ([*], being the difference between [*] and [*]), payable [*] no later than [*].

“Adjusted Protagonist FTE Rate”	shall mean the full time equivalent rate of [*] from the Effective Date until [*] and [*] from [*] to [*]. Thereafter, the Adjusted Protagonist FTE Rate shall be determined by adjusting annually the amount for the previous year to reflect the difference in the Employment Cost Index as published by the U.S. Department of Labor (Dec. 2005 = 100) for the Professional and Related Occupational Group of Civilian Workers for the fourth quarter prior to the year for which adjustment is made and the fourth quarter of the preceding year (for example, for 2014, the final 2013 rate shall be adjusted to reflect the difference between the index for the fourth quarter of 2012 and the fourth quarter of 2013).

“Adjusted Zealand FTE Rate”	shall mean the full time equivalent rate of [*], adjusted annually, beginning in [*], to reflect the difference in the “Danmarks Statistik Lønindeks for den private sector” index between the fourth quarter

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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of 2011 and the fourth quarter prior to the year for which the adjustment is made. For example, the adjustment for 2016 shall be made by multiplying [*] by a fraction, the numerator of which is the index for the fourth quarter of 2015 and the denominator of which is the index for the fourth quarter of 2011.

“Affiliate”	shall mean, with respect to a particular Party, any entity that controls, is controlled by, or is under common control with such Party. For the purpose of this definition only, “control” shall mean: (a) the possession, directly or indirectly, of the power to direct the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of such Party.

“Agreement”	shall mean this Research Collaboration and License Agreement, including its Schedules, as any of the foregoing may be amended from time to time.

“America Invents Act”	shall have the meaning set out in Section 11.10.

“Background IP”	shall mean all Intellectual Property (other than Research IP) that is under the Control of a Party on the Effective Date or comes into the Control of a Party during the Research Term and is required by either Party for the performance of the obligations to be performed by such Party under the Research Plan or for the exercise of such Party’s rights under this Agreement.

“Business Day”	shall mean any day other than a Saturday, Sunday, or a day that is a national or bank holiday in Denmark or Australia.

“CREATE Act”	shall have the meaning set out in Section 11.10.

“Change of Control”	shall mean a transaction or transactions as a result of which a commercial or industrial entity active in the pharmaceutical field acquires control of an entity, it being understood and agreed that a change of control involving only financial, venture capital or private equity investors or entities not active in the pharmaceutical field shall not be considered a change of control. For purposes of this definition, control is defined as for purposes of determining whether an entity is an Affiliate and the pharmaceutical field shall include the provision of research and development services to pharmaceutical companies (e.g. contract research and pharmaceutical research tool services).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

“Co-Financing Option”	shall mean for a specific Product or group of related Products, Protagonist’s option to elect to co-finance some or all of the development program for such Product or group of related Products, in accordance with Section 6.

“Collaboration Program”	shall mean the Initial Development Program and any Additional Collaboration Program.

“Combination Product”	shall mean a Product where the Therapeutic Peptide contained therein is combined with or attached to an Other Product.

“Commercial Milestone”	shall have the meaning set out in Section 7.3.1.

“Confidential Information”	shall mean know-how and other information (of whatever kind and in whatever form or medium, including copies thereof), which is, with respect to either Party, (a) disclosed by or on behalf of such Party in connection with this Agreement, whether prior to or during the Term and whether disclosed orally, electronically, by observation or in writing, or (b) created by, or on behalf of, such Party, or created jointly by the Parties, in the course of the performance of this Agreement.

“Confidential Information” includes information regarding such Party’s research, development plans, clinical trial designs, preclinical and clinical data, technology, products, business information or objectives and other information of the type that is customarily considered to be confidential information by Parties engaged in activities that are substantially similar to the activities being engaged in by the Parties pursuant to this Agreement. Confidential Information includes any documents, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, paper, notebooks, books, files, ledgers, records, tapes, discs, diskettes, CD-ROM, computer programs and documents thereof, computer information storage means, samples of graphic or written material, other graphic or written data and any other media on which know-how can be stored. The fact that an item is known to the public shall not be taken to exclude the possibility that a compilation including the item or a development relating to the item, is (and remains) not known to the public and generic disclosure does not exclude possibility that a specific item remains confidential.

“Control” or “Controlled”	shall mean with respect Intellectual Property, the right to assign or to grant a license or sublicense to such Intellectual Property without violating the terms of, or increasing the amount of payments required under, any agreement or arrangement with a Third Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Co-Promotion Option”	shall have the meaning set out in Section 9.2.

“Development Milestone”	shall mean the Initial Development Milestones and the Additional Development Milestones.

“Development Milestone Event”	shall have the meaning set out in Section 7.2.1.

“DRP”	shall have the meaning set forth in the Recitals.

“DRP Libraries”	shall mean Protagonist’s libraries of disulphide rich peptides.

“Effective Date”	shall mean the effective date of this Agreement as set forth above.

“Exclusivity Period”	shall mean, for each Collaboration Program the period from the Effective Date until [*].

“Field”	shall mean the diagnosis, treatment, palliation and prevention of human and animal diseases.

“First GMP Production”	means the release of the first lot of Product manufactured in conformity with GMP as required in connection with a human clinical trial.

“Force Majeure”	shall have the meaning set out in Section 22.8.

“Full Co-Financing Option”	shall have the meaning set out in Section 6.4.1 and Section 6.4.3.

“Further Development Program”	shall mean an additional research and development program initiated by Zealand but that does not require services from Protagonist in addition to those included in the Research Plan, the objective of which is (a) Therapeutic Peptides and/or Products [*] the Zealand Target and are formulated for [*], (b) Therapeutic Peptides and/or Products which [*] the Zealand Target and are formulated for [*], or (c) Therapeutic Peptides and/or Products which [*] the Zealand Target and are formulated for [*].

“GLP”	shall mean good laboratory practices consistent with 21 C.F.R. Part 58 et seq. and Directives 87/18 EEC, 88/320/EEC, and 1999/11/EC.

“GMP”	shall mean good manufacturing practices consistent with 21 C.F.R. Part 210 et seq., and Directive 91/356/EEC.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Hits”	shall mean all compounds (a) identified by Protagonist during the Research Plan in the performance of the research activities provided for therein, and (b) presented by Protagonist to Zealand at Decision Points 3, 4 or 5 as provided for in the initial Research Plan and Section 2.2 or such other times as may be provided in the Research Plan for any Additional Collaboration Programs, and (c) which have activity and selectivity [*] than the activity and selectivity values for [*], or which have an affinity for [*] than the affinity of [*]. For purposes of this definition, [*] activity is defined as the ability of a compound to either (i) [*] or [*] as determined by [*], or (ii) to [*] and/or [*] in [*].

“Indemnified Party”	shall have the meaning set out in Section 20.3.

“Indemnifying Party”	shall have the meaning set out in Section 20.3.

“Initial Development Milestones”	shall have the meaning set out in Section 7.2.1.

“Initial Development Program”	shall mean a research and development program the objective of which is Therapeutic Peptides and/or Products which [*] the Zealand Target.

“Initial Partnering Arrangement”	shall have the meaning set out in Section 7.7.

“Intellectual Property”	shall mean inventions, discoveries, know-how, trade secrets, techniques, methodologies, modifications, improvements, works of authorship, designs and data (whether or not protectable under patent, copyright, trade secrecy or similar laws), rights in designs, database rights, rights to use, and protect the confidentiality of, Confidential Information, and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, continuations, continuations-in-part, divisional, reissues, renewals, re-examinations, extensions or supplemental protection certificates, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

“Internal Research Purposes”	shall mean those activities of, and for the benefit of, a Party directly related to and limited to investigative, preclinical science, and shall exclude clinical development, manufacture and/or commercialization.

“JPT”	shall mean the joint project team established in accordance with Section 3.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

“JRC”	shall mean the joint research committee established in accordance with Section 3.2.

“Large Indication Product”	shall mean a Product for which the clinical development plan reasonably provides for more than [*] patients to be included in Phase III Clinical Trials.

“Launch”	shall mean the first commercial launch of a particular Product into a Region, not including (for the avoidance of doubt) named patient/ compassionate use sales or transfers.

“Loss” or “Losses”	shall mean any and all losses, liabilities, damages, fines, penalties, costs or expenses (including reasonable attorneys’ fees and other expenses of litigation).

“Medium Indication Product”	shall mean a Product for which the clinical development plan reasonably provides for between [*] and [*] patients to be included in Phase III Clinical Trials, provided however that if the number of patients to be included in Phase III Clinical Trials exceeds [*] the Product shall be deemed to be a Large Indication Product.

“Methods/Tools”	shall mean Intellectual Property related to the [*] created during the course of performing the Research Plan or in preparation therefor that claims, can be used for or relates to methods and procedures for [*]; Methods/Tools shall not include Intellectual Property claiming or otherwise directed to [*], but shall include [*], such as [*].

“Net Sales”

shall mean, in relation to a Product, on a country-by country basis, with respect to any period prior to such time as a Partnering Arrangement is entered into by Zealand in relation to such Product for such country, the gross amount invoiced by Zealand and/or its Affiliates to a Third Party customer, but deducting the following costs actually incurred by and unreimbursed to Zealand or such Affiliates with respect to the sale of such Product in such country:

a.      trade, cash, promotional and quantity discounts to the extent that such amounts are set forth separately as such in the total amount billed or invoiced;

b.      taxes on sales (such as excise, sales or use taxes or value added tax) to the extent imposed upon the invoicing entity and paid directly with respect to the sales price and set forth separately as such in the total amount billed or invoiced (and excluding national, state or local taxes based on income);

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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c.      freight, insurance, packing costs and other transportation charges to the extent added to the sales price and set forth separately as such in the total amount billed or invoiced;

d.      amounts repaid or credits taken by reason of rejections, defects or returns or because of retroactive price reductions, or due to recalls or regulatory laws or regulations requiring rebates consistent with, and pursuant to, Zealand or its Affiliates’ commercial policies consistently applied, or amounts written off by reason of uncollectible debt in respect of Product, provided that any amounts written off as bad debt but later recovered by Zealand shall be included in Net Sales at the time of such recovery;

e.      free goods, rebates taken by or fees paid to distributors, and charge-backs to the extent that such amounts are documented;

f.       documented customs duties actually paid by the invoicing entity on import into the country of sale; and

g.      rebates and/or discounts on sales of Product given and other payments made to health insurance and other types of payers and authorities in any given country, due to agreement (“claw-back” type of agreements) or law (including taxes, fees and other mandatory payments based on or required for sales of pharmaceutical products) directly and/or indirectly related to the Product.

“Net Sales” shall not include any consideration received with respect to a sale, use or other disposition of any Product in a country as part of a clinical trial necessary to obtain marketing approval in such country or on a named patient/ compassionate use basis.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Where the consideration for Products includes any non-cash element or Products are transferred by Zealand or its Affiliates in any manner other than an arms-length, invoiced sale, the Net Sales applicable to such transaction shall be the fair market value for the applicable quantity for the period in question in the applicable country. The fair market value shall be determined, wherever possible, by reference to the average selling price of the Product in arms-length transactions in the relevant country. For the avoidance of doubt, the Parties acknowledge and agree that Products delivered on a free of charge basis consistent with, and pursuant to, Zealand or its Affiliates’ commercial policies consistently applied in good faith or on a named patient/compassionate use basis shall be regarded as transferred on an arms-length basis, and only the actual amount received therefore (if any) shall be included in Net Sales.

In the case of transfers of Product between Zealand and its Affiliates, for subsequent sale or other transfer of such Licensed Product to Third Parties, Net Sales shall be the gross amount invoiced to such Third Party customers for that Product, less the deductions set forth above.

In the case of sales of Combination Products, the Net Sales attributable to such Combination Product shall be calculated as follows:

a.      if Zealand and/or any of its Affiliates separately sells in the applicable country, (i) the Product and (ii) the Other Product(s) included in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying actual “Net Sales” of such Combination Product by the fraction A/(A+B) where: A is Zealand’s (or its Affiliate’s) average invoice price during the period to which the “Net Sales” calculation applies for the Product in such country and B is Zealand’s (or its Affiliate’s) average invoice price during the period to which the “Net Sales” calculation applies in such country for Other Products;

b.      if Zealand and/or its Affiliates separately sells in such country the Product but does not separately sell in such country the relevant Other

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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         Product(s), the Net Sales attributable to such Combination Product shall be calculated by multiplying the “Net Sales” of such Combination Product by the fraction A/C where: A is Zealand’s (or its Affiliate’s) average invoice price during the period to which the “Net Sales” calculation applies for the Product in such country, and C is Zealand’s (or its Affiliate’s) average invoice price in such country during the period to which the “Net Sales” calculation applies for such Combination Product;

c.      if Zealand and/or its Affiliates do not separately sell in such country the Product but do separately sell Other Products, the Net Sales attributable to such Combination Product shall be calculated by multiplying the “Net Sales” of such Combination Product by the fraction (D-E)/D where: D is the average invoice price during the period to which the “Net Sales” calculation applies for such Combination Product in such country and E is the average invoice price during the period to which the “Net Sales” calculation applies for Other Products; and

d.      if Zealand and/or its Affiliates do not separately sell in such country either the Product or Other Products, the Net Sales attributable to such Combination Product shall be determined by the Parties in good faith based on the relative fair market value of such Product and such Other Products.

For clarity, for purposes of clauses (a), (b) and (c) above the “Net Sales” of a Combination Product or Other Product shall be calculated using the definition of “Net Sales” set out above but solely for such purpose substituting the term “Product” therein with “Combination Product” or “Other Product,” as applicable.

“Option Research IP”	shall have the meaning set out in Section 11.6.

“Other Product”	shall mean a therapeutically active peptide or other therapeutically active ingredient that is not a Therapeutic Peptide.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Owning Party”	shall have the meaning set out in Section 12.1.

“Partnering Arrangement”	shall mean any written agreement under which one or more Product, Therapeutic Peptide and/or Selected DRP is licensed, sold or transferred (or any comparable arrangement) in view of its further development and commercialization in a Region (other than transfers to Third Party distributors who are not sublicensees and who are not granted any right to make or use such Product, Therapeutic Peptide and/or Selected DRP but are only granted a right to distribute such Product, Therapeutic Peptide and/or Selected DRP in a particular country(ies) after purchasing it from Zealand for the purposes of distribution to customers in the applicable country(ies) and Third Party customers who are not granted any right to make or sell such Product, Therapeutic Peptide and/or Selected DRP).

“Phase I Clinical Trial”	shall mean a clinical trial that involves the use of a compound in volunteers or patients, which is designed primarily to obtain preliminary safety and tolerability data on the use of a compound in humans, and includes studies to evaluate the tolerability by applying different up titration schemes as required in 21 C.F.R. §312.21(a), or similar clinical study in a country other than the United States.

“Phase I Event”	shall mean [*] Phase I Clinical Trial for the applicable Product [*].

“Phase II Clinical Trial”, “Phase IIa Clinical Trial” and “Phase IIb Clinical Trial”	“Phase II Clinical Trial” shall mean a human clinical trial for which the primary endpoints include a preliminary determination of efficacy and safety in patients being studied as required in 21 C.F.R. §312.21(b), or similar clinical study in a country other than the United States. “Phase IIa Clinical Trial” shall mean a Phase II Clinical Trial whose primary objective is to explore safety and tolerability, pharmacokinetic and pharmacodynamic effects in human patients in a study [*]. “Phase IIb Clinical Trial” shall mean a clinical trial that is initiated after the release of data concerning a completed Phase I Clinical Trial and which has the primary objective to collect data on dosages and additional data on safety, and make an initial demonstration of clinical efficacy in a target population for a specific disease or condition under study. In a Phase IIb Clinical Trial, the trial results are to be assessed for statistically significant differences between groups for clinical endpoints considered as a basis for registration, which may include generally accepted surrogate pharmacodynamic endpoints.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Phase IIa Event”	shall mean [*] Phase IIa Clinical Trial for the applicable Product [*].

“Phase IIb Event”	shall mean [*], for the applicable Product(s), [*].

“Phase IIa Only Co- Financing Option”	shall have the meaning set out in Section 6.4.2.

“Phase III Clinical Trial”	shall mean a clinical trial that is initiated after the release of data concerning a Phase IIa Clinical Trial and/or Phase IIb Clinical Trial, the principal purpose of which is to establish safety and efficacy of one or more particular doses in patients being studied as required in 21 C.F.R §312.21(c) in the United States, or similar regulations in a country other than the United States.

“Product”	shall mean a pharmaceutical product in final dosage form made up of, comprising or containing a Therapeutic Peptide.

“Project Leaders”	shall have the meaning set out in Section 3.1.2.

“Promotional Materials”	shall have the meaning set out in Section 18.1.7.

“Protagonist Indemnitees”	shall have the meaning set out in Section 20.2.

“Protagonist Research IP”	shall have the meaning set out in Section 11.2.

“PSC”	shall mean the program steering committee established in accordance with Section 4.

“Quarter”	shall mean each period of three (3) months ending on 31 March, 30 June, 30 September and 31 December in each year, and “Quarterly” shall be construed accordingly.

“Region”

shall mean each of:

a.      the United States (the “US Region”);

b.      the European Union (the “EU Region”); and

c.      the rest of the world, excluding the United States and the European Union (the “ROW Region”);

provided that a Partnering Arrangement, Launch, Registrational Approval or other event shall be deemed to have been entered into or to have occurred in relation to: [*] only if it relates to [*]; and in relation to the [*] if it relates to [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Registrational Approval”	shall mean the final approval of an application for a marketing authorisation for a particular Product by a competent regulatory authority in, or with jurisdiction for, a Region (or one or more countries within a Region). In the event that a pricing or reimbursement approval is required for effective market access in a Region (or one or more countries within a Region), “Registrational Approval” shall mean such later date at which a competent regulatory authority in, or with jurisdiction for, such Region (or one or more countries within a Region) grants such pricing or reimbursement approval.

“Reimbursable Costs”	shall mean direct out-of-pocket costs and Zealand internal personnel costs calculated at the Adjusted Zealand FTE Rate; in each case to the extent: (i) recorded as an expense in accordance with IFRS by Zealand after ZP Nomination; and (ii) in connection with tasks that are specifically identified or reasonably allocable to the development of a given Therapeutic Peptide or Product. Such costs may include those arising from pre-clinical activities, clinical trials, preparation filing and prosecution of marketing authorisations, but shall not include costs for pre-Launch, Launch or other commercial activities, or any costs paid to Third Party Licensors. Reimbursable Costs shall not include any costs to the extent already reimbursed to Zealand by any Third Party, including from grants or under any Partnering Arrangement, or reimbursed under the Co-Financing Option, or any payments made by Zealand to Protagonist under this Agreement. Reimbursable Costs shall not include expenses that are not primarily associated with pre-clinical development or development functions, including salaries and benefits of executive officers (unless primarily involved in pre-clinical development or development activities), administrative support for such officers, and all costs of the finance, purchasing, legal (including both in-house and outside counsel), business development and corporate development functions.

“Research Funding”	shall have the meaning set out in Section 5.1.

“Research IP”	shall mean all Intellectual Property Controlled by a Party that arises or is obtained or developed by or on behalf of such Party, whether solely or jointly with the other Party or a Third Party, during the performance of such Party’s activities under the Research Plan during the Research Term or as part

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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of the preparation of the Research Plan, including any Intellectual Property embodied in any tangible materials provided by a Party to the other Party for use by such other Party in the conduct of the Research Plan.

“Research Modifications”	shall have the meaning set out in Section 2.5.

“Research Plan”	shall mean the written plan attached hereto as Schedule 1, as may be amended from time to time by mutual agreement of the Parties, for the overall research activities to be performed by the Parties pursuant to this Agreement, with the goal of identifying and characterising Hits and designating Selected DRPs in respect of the Zealand Target in furtherance of the Initial Development Program and any Additional Collaboration Program.

“Research Term”	shall mean for each Collaboration Program the period from the Effective Date until the earlier of: (a) the [*] as part of such Collaboration Program; or (b) a [*], which shall occur [*] within [*] following the [*], as defined in the Research Plan for the [*] or upon [*] if [*] or [*] within such [*] time period, and, for any Additional Collaboration Program, at such date [*] such Additional Collaboration Program.

“Revenue”

shall mean the total consideration actually received by Zealand and/or its Affiliates from a Third Party pursuant to a Partnering Arrangement less:

a.      any portion that is specifically designated in good faith as and that reimburses costs recorded as an expense in accordance with IFRS that: (i) are specifically identified or reasonably allocable to the development and/or Launch of the Selected DRPs, Therapeutic Peptides and/or Products that are the subject of such Partnering Arrangement, as well as overhead costs of the functions that directly support such development or Launch activities (as calculated in accordance with IFRS and using the same allocation methods that Zealand uses throughout its operations) but in all events excluding expenses that are not primarily associated with development functions or Launch functions, including salaries and benefits of executive officers (unless primarily involved in development or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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         Launch activities), administrative support for such officers, and all costs of the finance, purchasing, legal (including both in-house and outside counsel), business development and corporate development functions; and (ii) are actually incurred by Zealand after the date of the Partnering Arrangement; providing such costs are reimbursed for industry-standard activities and at industry standard rates;

b.      any payments that are contingent or subject to repayment such as loans or advances, until and to the extent such contingency or repayment obligation is of no further force or effect (at which time such amount shall become Revenue and subject to payment in accordance with Section 7.5); and

c.      any amounts received by way of equity investment in Zealand, up to the fair market value of such investment at the time of the investment.

“Revenue Share”	shall have the meaning set out in Section 7.5.1.

“Royalties”	shall have the meaning set forth in Section 7.4.1.

“Royalty Term”	shall mean the period, determined on a country-by-country and Product-by-Product basis, from the date that Net Sales are first invoiced until the later of (a) the expiration of the last-to-expire Valid Claim covering the applicable Product, or (b) [*] after the first commercial sale of the Product.

“Sales Threshold”	shall have the meaning set out in Section 7.3.1.

“Selected DRPs”	shall mean those Hits that are selected by Zealand for further development pursuant to criteria set forth in the Research Plan.

“Small Indication”	shall mean a Product for which the clinical development plan reasonably provides for less than [*] patients to be included in the Phase III Clinical Trials, provided however that if the number of patients to be included in the Phase III Clinical Trial exceeds [*] the Product shall be deemed to be a Medium Indication Product.

“Start of Phase I”	shall mean the first administration of a Product in a Phase I Clinical Trial.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Start of Phase IIa”	shall mean the first administration of a Product in a Phase IIa Clinical Trial.

“Start of Phase IIb”	shall mean the first administration of a Product in a Phase IIb Clinical Trial.

“Start of Phase III”	shall mean the first administration of a Product in a Phase III Clinical Trial.

“Start of Preclinical Tox”	shall mean the start of the first GLP toxicology study with a Therapeutic Peptide.

“Subsequent Partnering Arrangement”	shall have the meaning set out in Section 7.7.4.

“Summary Plan”	shall have the meaning set out in Section 6.3.

“Term”	shall mean the term of this Agreement as further defined in Section 17.1.

“Territory”	shall mean the entire world.

“Therapeutic Peptide”	shall mean a peptide that is designated by Zealand, or any of its Affiliates or (sub)licensees for further development in accordance with its internal criteria for pre-clinical development, consistently applying in good faith its then current policies and procedures for such designation, and is (a) a Selected DRP, or (b) a peptide that is derived from a Selected DRP (for example, by modification or conjugation), or by the use of Research IP or Background IP of Protagonist (if such Background IP is covered by a Valid Claim), or (c) analogs, fragments, progeny, sub-cellular constituents or expression products thereof that are obtained or developed during the Research Term, or (d) analogs, fragments, progeny, sub-cellular constituents or expression products thereof that are obtained or developed after the Research Term and having activity and selectivity [*] than the activity and selectivity values for [*], or having an affinity for [*] than the affinity of [*].

“Third Party”	shall mean any person other than Zealand, Protagonist or their respective Affiliates.

“Third Party Claims”	shall have the meaning set out in Section 20.1.

“Third Party Licensors”	shall have the meaning set out in Section 12.5.

“Third Party Payments”	shall have the meaning set out in Section 7.6.

“Up-Front Fee”	shall have the meaning set out in Section 7.1.

“USPTO”	shall have the meaning set out in Section 11.10.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Valid Claim”	shall mean a claim of a patent or patent application which has not been held invalid or unenforceable by a final unappealable or non-appealed order of a court or agency of competent jurisdiction or which has not been admitted by the patentee to be invalid or unenforceable provided, for patent applications, that they are diligently prosecuted and granted no more than [*] years from the date of filing of the earliest priority patent application to which such pending patent application is entitled to claim benefit.

“Zealand Fiscal Year”	shall mean each period of twelve (12) successive months from January 1 December 31 in a year; the first Zealand Fiscal Year being the period from the Effective Date to December 31, 2012.

“Zealand Indemnitees”	shall have the meaning set out in Section 20.1.

“Zealand Research IP”	shall have the meaning set out in Section 11.4.

“Zealand Target”	shall mean [*].

“ZP Nomination”	shall mean the date on which a peptide is designated as a “ZP” project by Zealand’s board of directors (or any of its Affiliates under comparable procedures) for further development in accordance with its internal criteria for pre-clinical development, consistently applying in good faith its then current policies and procedures for such designation, including comparable replacement procedures.

1.2	The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include” and “contain” (and their variant forms) shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “any” shall mean “any and all” unless otherwise clearly indicated by context. “US Dollar” or “$” as used in this Agreement means the lawful currency of the United States. Where either Party’s approval or consent is required hereunder, except as otherwise specified herein, such Party’s approval or consent may be granted or withheld in such Party’s discretion, but shall not be unreasonably denied, delayed or conditioned. The fact that a payment made to a Party is described herein as being non-refundable, non-rebateable and non-creditable shall not act as a waiver or limitation on any claims for damages or other remedies made with respect to the goods or services for which such payment was made.

1.3	Unless the context requires otherwise:

1.3.1	any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein);

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.3.2	any reference to any laws, codes or regulations herein shall be construed as referring to such laws as from time to time enacted, repealed or amended;

1.3.3	any reference herein to any person shall be construed to include the person’s successors and assigns;

1.3.4	the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

1.3.5	all references herein to Sections or Schedules, unless otherwise specifically provided, shall be construed to refer to Sections and Schedules of this Agreement, which are an integral part of this Agreement.

2.	RESEARCH COLLABORATION

2.1	Zealand and Protagonist will each perform the research activities assigned to it in the applicable portion of the Research Plan. Each Party will control its respective research activities assigned to it in the applicable portion of the Research Plan, including the power to make changes in such Party’s research activities, subject to the prior review by and approval of the JRC.

2.2	Promptly after the Effective Date, Protagonist shall initiate its activities under the Research Plan in relation to the Initial Development Program. As provided in the Research Plan therefor, Protagonist shall, [*], propose to Zealand not less than [*] Hits as candidates for further development. In the event that Protagonist proposes more than [*] Hits to Zealand, the provisions of Section 10.3 shall apply.

2.3	Zealand shall notify Protagonist of the Hits (if any) that Zealand has decided to designate as Selected DRPs as soon as practicable after the date Protagonist delivers Hits to Zealand [*]. In no event shall Zealand be entitled to designate more than [*] Hits as Selected DRPs. Following selection by Zealand of the Selected DRPs, subject to the rights and financing obligations of Protagonist in the event that it exercises the Co-Financing Option, Zealand shall be solely responsible for all research and development activities, and the costs thereof, relating to such Selected DRPs (and any resulting Therapeutic Peptides and/or Products) and shall progress such Selected DRPs (and any resulting Therapeutic Peptides and/or Products) through their respective development processes in accordance with Zealand’s then-current internal development criteria, applied in good faith.

2.4

The Parties shall perform their obligations under the Research Plan in a diligent manner, shall use commercially and scientifically reasonable efforts to perform their respective obligations under the Research Plan and shall, absent good cause, complete their respective obligations under the Research Plan within the time periods set forth therein. In the event that Protagonist concludes that it will not be able to complete its obligations under the Research Plan prior to [*], it shall so notify Zealand and the Chairman of the JRC no later than [*]. The Chairman of the JRC shall convene a JRC meeting, to be held within thirty (30) days of receipt of the notice described above, at which meeting Protagonist shall present its proposal for any research activities it will need to perform after [*] and an estimate of the full time equivalents required therefor and the amounts to be charged for such full time equivalents under Section 5.4. Zealand shall, as soon as possible and no later than [*], advise Protagonist through Zealand’s representatives on the JRC if it accepts Protagonist’s proposal, or instead prefers to terminate Protagonist’s performance of the Research Plan in its then-current state [*]. Absent an agreement of the Parties to the contrary documented

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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through minutes of the JRC signed by at least one (1) member from each Party, should Zealand elect not to accept the proposal made by Protagonist, Zealand shall have no obligation to pay Protagonist for full time equivalents after [*], and Protagonist shall have no obligation to perform services under the Research Plan after [*]. Neither Party shall be liable for any delay in performance of its obligations under the Research Plan which is attributable to a corresponding delay caused by the other Party.

2.5	In the event that Zealand wishes to add an Additional Collaboration Program to the Research Plan it shall notify Protagonist in writing, no later than [*]. Protagonist shall notify Zealand in writing within twenty (20) Business Days of receiving Zealand’s notification whether it consents to or rejects the addition of any Additional Collaboration Programs to the Research Plan, such consent not to be unreasonably withheld or delayed. If Protagonist fails to so notify Zealand, such Additional Collaboration Program shall be deemed added to the Research Plan. Upon the addition of an Additional Collaboration Program to the Research Plan, the Parties shall use good-faith efforts to agree on an appropriate: (i) amendment to the Research Plan; (ii) amount of the Additional Research Funding (which shall be payable [*] upon the commencement of activities with respect to the Additional Collaboration Program and [*] on the later of [*] after the first installment is paid or [*] after the year in which the first installment is paid); (iii) date to commence activities under the amended Research Plan; and (iv) extension to the period for completing the Research Plan (collectively, the “Research Modifications”). The provisions of this Agreement with respect to the research collaboration shall apply, mutatis mutandis, to any Additional Collaboration Programs, and the JPT and JRC shall not be dissolved until the end of the Research Term (as including any extensions pursuant to the Research Modifications). The provisions of this Agreement with respect to Selected DRPs, Therapeutic Peptides and Products shall further apply to any DRPs selected as part of the amended Research Plan. Partnering Arrangements with respect to such additional Selected DRPs shall be subject to the provisions of this Agreement concerning Revenue Shares, and Royalties, calculated separately for Products derived from each such additional Selected DRPs, shall be payable. Net Sales with respect to Products derived from such additional Selected DRPs shall be included in the base for calculating Commercial Milestones.

3.	JOINT PROJECT TEAM AND JOINT RESEARCH COMMITTEE

3.1	Joint Project Team

3.1.1	For the duration of the Research Term the Parties shall establish a Joint Project Team (the “JPT”) which shall be comprised of not less than two (2) nor more than four (4) research managers from each Party performing activities under the Research Plan. A Party may from time to time change its designee(s) on the JPT and/or designate a substitute employee to temporarily attend and perform the functions of such Party’s designee at any meeting of the JPT.

3.1.2	Each Party shall nominate one (1) Project Leader among the members of the JPT who will be responsible for coordinating the day-to-day work and communication between the Parties (the “Project Leaders”).

3.1.3	The JPT shall oversee the day-to-day activities under the Research Plan and shall discuss and propose any variations of or modifications or amendments to the Research Plan to the JRC.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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3.1.4	During the Research Term the JPT shall meet at least once per month, by any means they deem appropriate.

3.2	Joint Research Committee

3.2.1	The Parties hereby form a joint research committee (the “JRC”), initially consisting of [*] designated by Zealand, and [*], designated by Protagonist.

3.2.2	The JRC may change its size from time to time by mutual consent of its members, provided that each Party shall have the right, but not the obligation, to have an equal number of representatives as the other Party. Each Party may at any time appoint different JRC representatives by written notice to the other Party. The chairperson shall be appointed by Zealand from amongst the JRC representatives.

3.2.3	In addition to JRC members, other employees, consultants, and advisors of each Party may attend meetings of the JRC as non-voting participants; provided, however, that any such consultants and advisors are under obligations of confidentiality and non-use applicable to the Confidential Information of each Party that are at least as stringent as those set forth in Section 14.

3.2.4	The JRC shall meet regularly in person or via telephone or other means of telecommunication at a frequency, times and locations mutually agreed upon by the JRC members. The JRC shall have an initial meeting within thirty (30) calendar days after the Effective Date, and at least once every three (3) months during the Research Term. The chairperson of the JRC will be responsible for calling meetings and preparing and circulating an agenda in advance of each meeting. Any JRC representative may have an agenda point discussed at a JRC meeting by notifying the chairperson no later than ten (10) Business Days before the next scheduled meeting, which time limit may reasonably be voided for the occurrence of important and urgent events. The quorum for JRC meetings shall be two (2) members, provided there is at least one (1) member from each of Protagonist and Zealand present. Each Party will bear its own costs associated with attending meetings. No later than ten (10) Business Days after each meeting of the JRC, the chairperson will circulate draft minutes of such meeting to all JRC representatives for their comments, with any such comments to be provided within an additional ten (10) Business Days of receipt. The approval of the minutes of each meeting of the JRC shall be the first agenda point for the next meeting of the JRC.

3.2.5	The JRC shall, during the Research Term:

(a)	be responsible for reviewing and making research-related decisions as stipulated in the Research Plan;

(b)	provide consultation to the Parties concerning the protection of the Research IP;

(c)	provide consultation to the Parties regarding the exchange and appropriate publication of scientific data generated as a result of the activities conducted pursuant to the Research Plan;

(d)	resolve any disagreements between the Parties relating to the conduct of the Research Plan; provided that if any such disagreement cannot be amicably resolved by the JRC within fifteen (15) Business Days (or earlier, if urgent), it shall be escalated to the PSC.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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3.2.6	All decisions of the JRC shall be by unanimous vote of the voting members of the JRC. In the event that, after good faith discussion, the JRC is unable to reach unanimous agreement on any issue, such issue shall be referred to the PSC for resolution.

3.3	Neither the JPT, Project Leaders nor the JRC shall have the authority to amend the terms of this Agreement, or to modify the Research Plan in a manner which conflicts with the terms of this Agreement, or to modify the obligations imposed on any Party hereunder in any material respect without the consent of such Party.

3.4	The JPT and JRC shall automatically dissolve on the expiry of the Research Term.

4.	PROGRAM STEERING COMMITTEE

4.1	The Parties hereby form a program steering committee (the “PSC”), consisting initially of [*] designated by Zealand, and [*] designated by Protagonist.

4.2	The PSC will consist at all times of an equal number of representatives of each Party. Each Party may at any time appoint different PSC representatives by written notice to the other Party. The chairperson shall be appointed by Zealand from amongst the PRC representatives.

4.3	Upon mutual consent of the Parties, the PSC may increase its membership and form sub committees as it deems appropriate. Such sub-committees may meet more frequently than the PSC itself.

4.4	The PSC shall meet in person or via telephone or other means of telecommunication at least two (2) times during each year. The chairperson of the PSC will be responsible for calling meetings and preparing and circulating an agenda in advance of each meeting, and for preparing, circulating and receiving comments on a draft minutes of each meeting, in each case applying the provisions of Section 3.2.4 mutatis mutandis.

4.5	During the Research Term the PSC shall be a forum for discussion of items not resolved by the JRC.

4.6	After the Research Term and for the Term of this Agreement, the PSC shall be a forum for the exchange of information between the Parties, and discussion and comment by Protagonist thereof, concerning the development, commercialization and/or partnering of Selected DRPs, Therapeutic Peptides and/or Products (including the coordination of the exchange and discussion of the Summary Plan between the Parties), and to: (i) provide consultation to the Parties concerning the protection of the Research IP; and (ii) provide consultation to the Parties regarding the exchange and appropriate publication of scientific data generated as a result of the activities conducted pursuant to the Research Plan or otherwise under this Agreement. In the event that Protagonist exercises the Co-Financing Option the PSC shall also be a forum for the timely exchange of information between the Parties, and discussion and comment by Protagonist thereof, concerning the development plans, including the planning and progress (including financial) thereof and results obtained therefrom, for the Products in relation to which the Co-Financing Option has been exercised (including timely information on proposed changes to such development plans, material events and changes to the expected cost- or time-breakdown for such development plans). Information shall be provided by each Party in the same detail as provided to such Party’s board of directors.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.7	The quorum for PSC meetings shall be two (2) members, provided there is at least one member from each of Protagonist and Zealand present. All decisions of the PSC (including on issues which have been referred from the JRC) shall be unanimous. In the event that, after good faith discussion, the PSC is unable to reach unanimous agreement on any issue, such issue shall be [*]. Nothing in this Section 4.7 shall entitle the PSC or either individual Party to amend the terms of this Agreement, or to modify the Research Plan in a manner which conflicts with the terms of this Agreement, or to modify the obligations imposed on any Party hereunder in any material respect without the consent of such Party.

5.	RESEARCH FUNDING

5.1	In consideration of the performance by Protagonist of its obligations under the Research Plan, Zealand shall pay Protagonist a sum of [*] (the “Research Funding”). The Research Funding shall be due as follows:

5.1.1	[*] on the Effective Date; and

5.1.2	[*] on [*].

5.2	The Research Funding shall be non-refundable, non-rebateable and non-creditable.

5.3	The Research Funding is paid on the basis of Protagonist committing a total of a maximum of [*] full time equivalents for a maximum of [*] Research Term for the Zealand Target. Such Research Funding is fully loaded, and Zealand shall not be required to make any further payment to Protagonist in relation to personnel, facilities, equipment, consumables and overheads except as set forth in Section 5.4, provided however, Zealand shall be responsible, in addition to the Research Funding, for:

5.3.1	the costs of any [*] not conducted by Zealand to the extent such [*] is required under the Research Plan; and

5.3.2	any reasonable and properly substantiated costs incurred by Protagonist to [*] related to the Zealand Target which are not provided by Zealand in accordance with the amounts, quality or timetable as set out in the Research Plan; and

5.3.3	any reasonable and properly substantiated costs incurred by Protagonist [*] for the performance of the activities under the Research Plan; provided both [*] and the costs associated [*] is either included in the Research Plan or approved by Zealand.

5.4

In the event that the performance as provided herein of the Research Plan with respect to the Initial Development Program requires services from Protagonist after [*], the amount payable by Zealand to Protagonist with respect to such services shall be calculated on the basis of Protagonist committing a total of a maximum of [*] full time equivalents payable at a full time equivalent rate of [*] per FTE per annum and Protagonist shall invoice Zealand monthly with respect to such services at such rate. In the event that the performance as provided herein of the Research Plan with respect to the Initial Development Program requires services from Protagonist after [*], the amount payable by Zealand to Protagonist with respect to such services shall be calculated on the basis of the Adjusted Protagonist FTE Rate, and Protagonist shall

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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invoice Zealand monthly with respect to such services for the at the Adjusted Protagonist FTE Rate. In addition, the Research Plan with respect to the Initial Development Program may be modified by agreement of the Parties to provide for services from Protagonist beyond those described in the Research Plan as of the Effective Date; in such case, additional services performed by Protagonist after the first anniversary of the commencement of work under the Research Plan as of the Effective Date shall be charged at the Adjusted Protagonist FTE Rate.

6.	CO-FINANCING OPTION

6.1	With respect to each Product in the Initial Development Program, Protagonist shall be entitled to exercise a Co-Financing Option on the occurrence of:

6.1.1	the [*] for the applicable Product;

6.1.2	the [*] for the applicable Product; or

6.1.3	the [*] for the applicable Product.

6.2	With respect to each Product in an Additional Development Program, Protagonist shall be entitled to exercise a Co-Financing Option [*] for the applicable Product.

6.3	Zealand will promptly report to Protagonist in relation to each Product included in the Initial Development Program, in writing, the occurrence of the [*] and, if the Co-Financing Option has not yet been exercised for such Product, the [*] and the [*] in relation to such Product. Zealand will promptly report to Protagonist in relation to each Product included in an Additional Development Program, in writing, the occurrence of the [*] in relation to such Product. Within [*] after written request from Protagonist (such request, if made, to be made within [*] of the receipt by Protagonist of the report of such event), Zealand shall provide to Protagonist a summary plan for the further development of such Product including the following information, prepared in good faith with the current best knowledge of Zealand, in the same level of detail as Zealand provides to its board of directors (the “Summary Plan”), in order to allow Protagonist to determine whether or not to exercise its Co-Financing Option:

6.3.1	a report and synopsis of the preclinical and clinical development conducted up to the relevant event, including the development costs incurred and the results obtained and/or access to the virtual data-room described in Section 15.1;

6.3.2	a description of the clinical trials which Zealand intends to carry out in relation to such Product for each clinical phase to be co-financed by Protagonist, to include each trial’s indication, endpoints and predicted number of sites and patients;

6.3.3	a break-down of the estimated time required for the clinical trials detailed;

6.3.4	a break-down of the estimated development budget for the clinical trials and other development activities detailed, including registration.

6.4	Within [*] after receipt of the Summary Plan Protagonist shall provide written notice to Zealand that it:

6.4.1	(if the Summary Plan was provided following the [*] for a Product included in the Initial Development Program) fully exercises the Co-Financing Option with respect to such Product (a “Full Co-Financing Option”);

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6.4.2	(only if the Summary Plan was provided following the [*]) exercises the Co-Financing Option with respect to such Product in relation to the [*] only (the “[*] Only Co-Financing Option”); or

6.4.3	(if Protagonist exercised the [*] Co-Financing Option and, after the [*] for a Product included in the Initial Development Program) fully exercises the Co-Financing Option with respect to such Product (a “Full Co-Financing Option”), failing which such Co-Financing Option shall lapse and shall no longer be exercisable by Protagonist with respect to such event and such Product. Protagonist shall provide reasonable evidence, at the same time as it provides the written notice to Zealand specified in this Section 6.4, that it has available funds, or has secured financing, reasonably necessary to make its share of all budgeted Accounted Costs if the Full Co-Financing Option has been exercised and such portion of the budgeted Accounted Costs as relates to the [*] if the [*] Only Co-Financing Option has been exercised, as estimated by Zealand in good faith in the Summary Plan. If Zealand is not satisfied with such evidence provided by Protagonist, Zealand may arrange (at its own cost) for an independent financial review, conducted by a certified accountant reasonably acceptable to both Parties, of Protagonist’s accounts and financing channels that Protagonist has or has secured such funds or financing. In the event Protagonist does not provide such reasonable evidence or the independent financial review concludes that Protagonist does not have, or has not secured, the necessary funding, then the Co-Financing Option with respect of such event and such Product shall be deemed not to have been exercised, and Protagonist shall bear the reasonable and properly substantiated out-of-pocket costs of the review conducted on behalf of Zealand.

6.5	If the Full Co-Financing Option is exercised, Protagonist will fund [*] of all Accounted Costs incurred in relation to the applicable Product after the [*] or [*] (as appropriate) until the earlier of (a) [*], or (b) [*] or [*].

6.6	If the [*] Only Co-Financing Option is exercised, Protagonist will fund [*] of all Accounted Costs incurred in relation to the [*] detailed in the Summary Plan.

6.7	Protagonist will be obligated to fund its share of Accounted Costs up to an amount equal to Protagonist’s share of [*] of the amount budgeted by Zealand for the relevant clinical trial(s) and other development activities in the Summary Plan. Should the actual Accounted Costs exceed by more than [*] the budgeted amount through no fault of Zealand, and if Protagonist did not provide good faith and reasoned objections to the activity related to the exceeded budget prior to exercise of the Co-Financing Option, then Protagonist shall have the option to: (i) [*] such excess Accounted Costs; or (ii) [*] or [*]. For example, if the total budgeted Accounted Costs are US Dollar [*], and the actual Accounted Costs are US Dollar [*], and [*] is [*], [*] shall be [*].

6.8	For avoidance of doubt, in the event that [*] in respect to a Product for which Protagonist has exercised a Co-Financing Option, then Protagonist shall thereafter have no obligation to make any co-financing payments hereunder, and [*] will be, [*] that [*] with respect to such Product, [*] the exercise by Protagonist of its Co-Financing Option(s).

6.9	For avoidance of doubt, in the event that any cost incurred by Zealand or its Affiliate is reimbursed, or agreed to be reimbursed by any Third Party (including any grant-funding entity but excluding any Third Party being party to a Partnering Arrangement), such cost shall not be considered an Accounted Costs and subject to co-financing by Protagonist.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6.10	It is expressly understood and agreed that if the Co-Financing Option is exercised with respect to a Product Zealand will not be obligated to modify the development plan in order to achieve development cost or financial performance goals targeted by Protagonist; provided that Zealand shall comply with the provisions of this Section 6.10 with respect to the performance of such development plan and any changes to the development plan or development budget from the information set forth in the Summary Plan. Upon exercise of the Co-Financing Option, the PSC, which, for this purpose shall include an equal number of financial personnel from each Party (without altering the decision making procedures of the PSC), shall monitor the performance of the development plan and the development budget. The development plan and development budget shall be updated as deemed appropriate by the PSC, but in no event less frequently than semi-annually, and approved, unanimously, by the PSC not later than thirty (30) days prior to each January 1 and July 1 of each applicable calendar year.

6.11	Zealand shall invoice Protagonist once per Quarter, not less than [*] prior to the commencement of the next Quarter, for the Adjusted Budgeted Accounted Costs for the next calendar quarter, the amount so invoiced to be payable in [*] installments, payable no later than [*] in the next calendar quarter.

7.	FINANCIAL PROVISIONS

7.1	Up-Front Fee

On the Effective Date, Zealand shall pay to Protagonist a sum of [*] (the “Up-Front Fee”). The Up-Front Fee shall be non-refundable, non-rebateable and non-creditable and shall be payable only once.

7.2	Development Milestones

7.2.1	Should Zealand and/or its Affiliate(s) undertake pre-clinical and clinical development of a Therapeutic Peptide or Product as part of the Initial Development Program, then until such time as a Partnering Arrangement is entered into by Zealand in relation to such Therapeutic Peptide or Product and, if applicable, with respect to a Region, Zealand shall pay to Protagonist the following non-refundable amounts (each an “Initial Development Milestone”) within [*] calendar days after achievement by Zealand and/or its Affiliate(s), with respect to such Therapeutic Peptide or Product, of each of the following milestone events (if applicable, with respect to the Region indicated) (the “Development Milestone Events”):

Development Milestone Event	Initial Development Milestone ($ million)
[*]	[*]
[*]	[*]
[*]	[*]
[*]	Small			Medium			Large
[*]	[*]			[*]			[*]
[*]	[*]			[*]			[*]
Region	US	EU	ROW	US	EU	ROW	US	EU	ROW
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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7.2.2	Concurrent with the payment of any Initial Development Milestone, Zealand shall provide to Protagonist a written report setting forth:

(a)	the Therapeutic Peptide or Product in relation to which the Development Milestone Event has been achieved; and

(b)	a summary of the development events leading up to the achievement of the applicable Development Milestone Event.

7.2.3	In the event that a later particular Development Milestone Event is achieved by a Therapeutic Peptide or Product without the achievement by that Therapeutic Peptide or Product or any other Therapeutic Peptide or Product of an earlier Initial Development Milestone Event then Zealand shall pay to Protagonist the Initial Development Milestones relating to both the earlier and the later Development Milestone Events. For example, if Start of Phase III is achieved with respect to a particular Product but Start of Phase IIb has not been achieved by that Product or any other Product, the Development Milestones for both Start of Phase IIb and Start of Phase III shall be payable.

7.2.4	If the amount of a Development Milestone payable by Zealand differs depending on whether the relevant Development Milestone Event is achieved in relation to a Small Indication Product, a Medium Indication Product or a Large Indication Product, whether the Therapeutic Peptide or Product achieving the relevant Development Milestone Event is a Small Indication Product, a Medium Indication Product or a Large Indication Product shall be determined according to the number of patients to be included in the Phase III Clinical Trials as contemplated by the clinical development plan for such Therapeutic Peptide or Product as at the date of achievement of the applicable Development Milestone Event. In the event that the classification of the Product is subsequently modified, the amounts paid and payable for Development Milestones shall be adjusted; Zealand shall pay to Protagonist any additional amounts due, in immediately available funds, no later than [*] after the change of classification, and any amounts to be refunded by Protagonist to Zealand shall be deducted from any payments payable by Zealand to Protagonist during the [*] after the change of classification, with the balance (if any) payable in immediately available funds at the end of such [*] period.

7.2.5

Should Zealand and/or its Affiliate(s) undertake pre-clinical and clinical development of a Therapeutic Peptide or Product as part of an Additional Development Program, then until such time as a Partnering Arrangement is entered into by Zealand in relation to such Therapeutic Peptide or Product and, if applicable, with respect to a Region, Zealand shall pay to Protagonist

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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the Additional Development Milestones (which, for the avoidance of doubt, shall be [*] of the corresponding Initial Development Milestones) within [*] after achievement by Zealand and/or its Affiliate(s), with respect to such Therapeutic Peptide or Product, of each of the Development Milestone Events, provided however that:

(a)	in the event that the Initial Development Program or an Additional Development Program is Abandoned, Development Milestones previously paid with respect to the Abandoned program shall be allowed as a credit against any Additional Development Milestones that become due with respect to the remaining development programs, as Zealand may direct;

(b)	the following conditions shall apply: (i) Additional Development Milestones [*] the Therapeutic Peptide or Product or formulation thereof that is the subject of the Additional Development Program [*]; (ii) Additional Development Milestones [*] a Therapeutic Peptide or Product, [*] of the Therapeutic Peptide or Product [*]; and (iii) Additional Development Milestones [*] with respect to the [*] Additional Development Programs and any Additional Development Programs that replace them.

(c)	The provisions of Sections 7.2.2 to 7.2.4 shall apply to such Additional Development Milestones, mutatis mutandis.

7.2.6

The Initial Development Program shall be Zealand’s lead development program with respect to the Zealand Target. In the event, however, that Zealand and/or its Affiliates achieves, with respect to a Therapeutic Peptide or Product as part of an Additional Development Program, any Development Milestone Event before such Development Milestone Event is achieved with respect to a Therapeutic Peptide or Product as part of the Initial Development Program, then (a) Zealand shall pay Protagonist in respect of such Development Milestone Event the applicable Initial Development Milestone, and shall thereafter pay the Initial Development Milestones in relation to such Additional Development Program and not in relation to the Initial Development Program, and (b) in the event the applicable Development Milestone Event is later achieved by a Therapeutic Peptide or Product as part of the Initial Development Program the Additional Development Milestones shall thereafter be payable in relation to such Development Milestone Event and all other Development Milestone Events achieved as part of the Initial Development Program; provided that the Initial Development Milestones shall only be payable pursuant to this Section in relation to one (1) Additional Development Program. Should Zealand designate an Additional Development Program as its lead program with respect to the Zealand Target and Abandon the Initial Development Program, (a) Initial Development Milestones shall thereafter be payable in relation to that Additional Development Program, and (b) an accounting shall be made for the Development Milestones payable by Zealand, by determining (i) the total of the Initial Development Milestones payable (whether or not paid) in light of the status of the Additional Development Program at the time of nomination as the lead program, and (ii) applying the total of the Development Milestones previously paid by Zealand for the Initial Development Program and such Additional Development Program to the amount payable for Initial Development Milestones. If such accounting shows that Zealand has paid more than the Development Milestones due, the excess shall be applied

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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against Development Milestones that become due in the future, as Zealand may direct. If such accounting shows that Zealand has not paid the full amount of the Development Milestones due, the shortfall shall be paid by Zealand within [*] of the nomination of the Additional Development Program as the lead development program.

7.2.7	Each Development Milestone shall be payable only once in relation to the Initial Development Program and each Additional Development Program and, for Development Milestones allocated to Regions, only once for each Region. Once a particular Initial Development Milestone or Additional Development Milestone has been paid with respect to the first Therapeutic Peptide or Product to achieve the related Development Milestone Event (in a Region, if applicable) as part of the Initial Development Program or an Additional Development Program, that Initial Development Milestone or Additional Development Milestone will not be due again with respect to any other Therapeutic Peptide or Product achieving the same Development Milestone Event (in such Region, if applicable) as part of the Initial Development Program or such Additional Development Program.

7.2.8	In the event that Zealand enters into a Partnering Arrangement in relation to a Therapeutic Peptide or Product, or in the event that Zealand Abandons the Initial Development Program or an Additional Development Program, Zealand shall not be liable under any circumstances, directly or indirectly, for any applicable Development Milestone in relation to which the relevant Development Milestone Event has not been achieved prior to the date of such Partnering Arrangement or Abandonment; it being understood that payments shall be due in respect of a Partnering Arrangement in accordance with Section 7.5 .

7.3	Commercial Milestones

7.3.1	Until such time as a Partnering Arrangement is entered into by Zealand in relation to a Product in a Region, in the event that Zealand commercialises one or more Product(s) itself or through its Affiliates in such Region, Zealand shall pay to Protagonist the following non-refundable, non-rebateable and non-creditable amounts (each a “Commercial Milestone”) within [*] after the close of the first Zealand Fiscal Year in which the following aggregate annual Net Sales of all Products are achieved in that Region (the “Sales Threshold”):

Region	Fiscal Year Sales Threshold ($ million)	Commercial Milestone ($ million)
US	[*]	[*]
	[*]	[*]
	[*]	[*]
	Total	[*]
EU	[*]	[*]
	[*]	[*]
	[*]	[*]
	Total	[*]
ROW	[*]	[*]
	[*]	[*]
	[*]	[*]
	Total	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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7.3.2	Concurrent with the payment of any Commercial Milestone, Zealand shall provide to Protagonist a written report setting forth:

(a)	all Products in relation to which the Commercial Milestone has been achieved;

(b)	the number of units of each Product sold, details of the territory in which they were sold, and the price at which they were sold during the applicable Fiscal Year;

(c)	the gross amount invoiced by Zealand and its Affiliates to Third Parties for such Products in the applicable Fiscal Year;

(d)	the permitted deductions made, and basis for such deduction, from such gross invoiced amount for the applicable Fiscal Year; and

(e)	the resulting amount of Net Sales for such Products for the applicable Fiscal Year.

7.3.3	Once a particular Commercial Milestone has been paid in a Region, that Commercial Milestone will not be due again in such Region. For purposes of determining whether a Sales Threshold has been met, Net Sales shall be determined on a country-by-country and Product-by-Product basis, from the date that Net Sales are first invoiced until the later of (a) the expiration of the last-to-expire Valid Claim covering the applicable Product, or (b) [*] after the first commercial sale of the Product in the applicable country, and then Net Sales from the applicable countries shall be aggregated for the applicable Region.

7.3.4	All milestone payments required under this Section 7.3 shall be payable in full in United States Dollars, regardless of the countries in which sales are made. For the purpose of computing Net Sales for which a currency other than United States Dollars is received, such currency shall be converted into United States Dollars using the currency conversion rates used in the ordinary course by Zealand for financial reporting purposes.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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7.4	Royalties on Net Sales

7.4.1	In the event that Zealand commercialises a Product itself, or through its Affiliates, then Zealand shall pay to Protagonist the following non-refundable royalties on Net Sales of such Product during the Royalty Term but only until such time as a Partnering Arrangement is entered into by Zealand in relation to such Product, on a Product by Product and country-by-country basis (“Royalties”), within [*] after the close of each Quarter, with respect to Net Sales in such Quarter:

Royalty (%)
Co- Financing Option not exercised	Full Co- Financing Option exercised at [*]	Full Co- Financing Option exercised at [*]	[*] Only Co- Financing Option at [*]
[*]%	[*]%	[*]%	[*]%

7.4.2	Concurrent with the payment of any Royalty, Zealand shall provide to Protagonist a written report setting forth:

(a)	the Product in relation to which the Royalty is being paid;

(b)	the number of units of Product sold, details of the countries in which they were sold, and the price at which they were sold during the applicable Quarter;

(c)	the gross amount invoiced by Zealand and its Affiliates to Third Parties for such Product in the applicable Quarter;

(d)	the permitted deductions made, and basis for such deduction, from such gross invoiced amount for the applicable Quarter;

(e)	the resulting amount of Net Sales for such Products for the applicable Quarter; and

(f)	the Royalty due to Protagonist with respect to such Quarter. Upon delivery of the report due for the period ending December 31 of each Fiscal Year, Zealand shall also report to Protagonist the aggregate Royalties due to Protagonist for the entire preceding Fiscal Year.

7.4.3	All Royalty payments required under this Section 7.4 shall be payable in full in United States Dollars, regardless of the countries in which sales are made. For the purpose of computing Net Sales for which a currency other than United States Dollars is received, such currency shall be converted into United States Dollars using the currency conversion rates used in the ordinary course by Zealand for financial reporting purposes.

7.5	Revenue Sharing

7.5.1

From and after ZP Nomination of a Therapeutic Peptide, Zealand will be entitled to enter into a Partnering Arrangement with respect to such Therapeutic Peptide and/or Product comprising such Therapeutic Peptide, and Protagonist shall be entitled to receive a share of the Revenue actually received by Zealand and/or its Affiliates under such Partnering Arrangement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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according to the most recent Development Milestone Event that has occurred, prior to the effective date of the Partnering Arrangement, in relation to the most advanced Therapeutic Peptide or Product included within the scope of the Partnering Arrangement, as follows (the “Revenue Share”):

Most recent development milestone event occurring prior to the effective date of Partnering Arrangement	Percentage of Revenue
	Co-Financing Option not exercised	Full Co- Financing Option exercised at [*]	Full Co- Financing Option exercised at [*]	[*] Only Co- Financing Option at [*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]

7.5.2	In the event that Protagonist has exercised the Co-Financing Option in relation to a Product which becomes the subject of a Partnering Arrangement and, pursuant to such Partnering Arrangement Zealand receives reimbursement of past development costs for such Product, Protagonist shall be due a reimbursement of its share of such development costs reimbursed pro-rata to Protagonist’s percentage contribution to the costs reimbursed (for the avoidance of doubt, if Protagonist has exercised the [*] Only Co-Financing Option it shall only be entitled to a pro-rata reimbursement of development costs relating to [*] which it co-finances). Such share shall be paid to Protagonist within [*] of Zealand’s receipt of such reimbursement. Together with such payment, Zealand shall provide to Protagonist a written report in relation to each such reimbursement detailing the actual reimbursement received by Zealand, the basis for and the resulting share thereof paid to Protagonist.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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7.5.3	All Revenue Share payments shall be made on a Product-by-Product basis Quarterly within [*] from the end of each Quarter. Concurrent with such payment, Zealand shall provide to Protagonist a written report in relation to each Product under each Partnering Arrangement, setting forth:

(a)	the total consideration actually received for each Product under each Partnering Arrangement for the applicable Quarter;

(b)	the permitted deductions made, and basis for such deduction, from such total consideration for the applicable Quarter;

(c)	the resulting amount of Revenue for such Product for the applicable Quarter;

(d)	the amount of aggregate Revenue for such Product on a cumulative per year basis for the current calendar year; and

(e)	the Revenue Share due to Protagonist with respect to such Quarter.

7.5.4	To the extent that any of the information to be provided by Zealand pursuant to Section 7.5.3 is confidential information pursuant to the relevant Partnering Arrangement, Zealand shall provide such information to an independent auditor who shall use such information to verify the Revenue Share payments made to Protagonist but who shall maintain the confidentiality of such information, even as to Protagonist.

7.5.5	For the avoidance of doubt, the Revenue Share percentage shall be determined once for each Partnering Arrangement, in light of the development stage of the most advanced Product included within the scope of such Partnering Arrangement, and shall be the same for all Products included within the scope of such Partnering Arrangement.

7.5.6	Agreements that are solely co-promotion or co-marketing arrangements with a third party that purchases Product from Zealand shall not be considered to be Partnering Arrangements, provided, however, that Net Sales of Zealand and its Affiliates, for purposes of determining Commercial Milestones and Royalties, shall include any Net Sales to the party or parties to such co-promotion or co-marketing arrangements, and Protagonist shall be entitled to a percentage share of any other amounts paid to Zealand by the other party or parties to such co-promotion or co-marketing arrangement that would constitute Revenues under a Partnering Arrangement, such percentage share to be equal to the Revenue Share applicable to Launch.

7.6	Payment Reduction

Zealand may deduct from the Royalties and Revenue Share payments due to Protagonist [*] of the amount of any payments actually paid to any Third Party Licensors (“Third Party Payments”) based on a claim by the Third Party Licensor that it has patent rights that claim or cover a Selected DRP or Therapeutic Peptide included in a Product or a method of its production to the extent directly relating to use of Protagonist Background IP or Protagonist Research IP; provided that such deductions shall not exceed [*] of the Royalties and Revenue Share amount(s) otherwise payable to Protagonist in such Quarter with respect to such Product, with the balance of any unapplied amount deductible (subject to the same maximum payment reductions) from Revenue Share or Royalties due to Protagonist in subsequent Quarters.

7.7	Partnering Arrangement Termination; Subsequent Partnering Arrangement

In the event that Zealand enters into a Partnering Arrangement in relation to one or more Products (the “Initial Partnering Arrangement”) and the Initial Partnering

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Arrangement is subsequently terminated or otherwise expires, and Zealand elects to continue the research, development and/or commercialisation of Product(s) previously covered by the Initial Partnering Arrangement, the following shall apply:

7.7.1	Zealand’s obligation to pay to Protagonist the Development Milestones pursuant to Section 7.2 shall resume, save that Zealand shall not be obliged to pay Protagonist any Development Milestone relating to a Development Milestone Event that occurred during the term of the Initial Partnering Arrangement; provided that Protagonist was paid the applicable Revenue Share amount (if any) due in respect of such Development Milestone Event;

7.7.2	Zealand’s obligation to pay to Protagonist the Commercial Milestones pursuant to Section 7.3 shall resume, save that Zealand shall not be obliged to pay Protagonist any Commercial Milestone relating to a Sales Threshold that was achieved during the term of the Initial Partnering Arrangement; provided that Protagonist was paid the applicable Revenue Share amount (if any) due in respect of such Sales Threshold;

7.7.3	if: (a) Protagonist exercised the Co-Financing Option in relation to such Product(s) prior to the effective date of the Initial Partnering Arrangement; (b) the [*] and the [*] (or, if there are [*]) for such Product(s) [*] the effective date of the Initial Partnering Arrangement; and (c) Protagonist paid all amounts due under such Co-Financing Option, Protagonist shall be entitled to elect to continue to co-finance the development of such Product(s). If the above conditions are satisfied, Zealand will promptly notify Protagonist and shall, within [*] after written request from Protagonist (such request, if made, to be made within [*] of the receipt by Protagonist of Zealand’s notification), provide to Protagonist a Summary Plan for the further development of such Product(s) in accordance with Section 6.3. Upon receipt of the Summary Plan, Protagonist may elect to continue to co-finance the development of such Product(s) in accordance with the terms of Section 6, which shall apply mutatis mutandis. Upon such election, Protagonist shall reimburse Zealand, [*] payment of immediately available funds made no later than [*] after Protagonist’s election to continue co-financing, [*] of any amounts (if any) paid by Zealand or its Affiliates in connection with the recovery of the right to continue the development of the relevant Product(s), including [*] of the cost of any tangible or intangible assets acquired by Zealand or its Affiliates in connection therewith;

7.7.4	if Zealand subsequently enters into a further Partnering Arrangement in relation to such Product (the “Subsequent Partnering Arrangement”):

(a)	if Protagonist has elected to continue to co-finance as provided in Section 7.7.3, Protagonist shall be entitled to the Revenue Share (using the column applicable to the relevant Co-Financing Option exercised prior to the Initial Partnering Arrangement) according to the most recent development event that had occurred in relation to such Product prior to the effective date of the Subsequent Partnering Arrangement;

(b)	if Protagonist did not have the right to exercise, or did not exercise, its Co-Financing Option with respect to the new development program as provided in Section 7.7.3, Protagonist shall be entitled to the Revenue Share, using the column applicable in the event no Co-Financing Option is exercised, according to the most recent development event that has occurred in relation to such Product prior to the effective date of the Subsequent Partnering Arrangement;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c)	if (i) Protagonist exercised the Co-Financing Option in relation to such Product(s) prior to the effective date of the Initial Partnering Arrangement; (ii) the [*] for such Product(s) [*] the effective date of the Initial Partnering Arrangement; and (iii) Protagonist paid all amounts due under such Co-Financing Option, Zealand shall reimburse Protagonist, [*] payment of immediately available funds made no later than [*] after the effective date of the Subsequent Partnering Arrangement, the amount actually paid by Protagonist pursuant to the Co-Financing Option;

For example, if (i) Protagonist exercised the Co-Financing Option [*] prior to the Initial Partnering Arrangement, (ii) Protagonist paid its share of the costs [*], (iii) Protagonist elected to continue co-financing with respect to a new development program as provided in Section 7.7.3, and (iv) a Subsequent Partnering Arrangement is entered into [*], Protagonist shall be entitled to a Revenue Share of [*], while if Protagonist [*] or [*], Protagonist shall be entitled to a Revenue Share of [*]; and

for the avoidance of doubt Protagonist shall only be entitled to elect to continue to co-finance the Clinical Trials relating to such Product(s) in accordance with Section 7.7.3, and shall not be entitled to exercise any Co-Financing Option in relation to [*] which [*].

8.	PAYMENT TERMS, BOOKS AND RECORDS

8.1	All payments due under this Agreement shall be made in United States Dollars via wire transfer of immediately available funds to an account to be identified by the Party receiving the payment. For the purpose of computing Net Sales or Revenue in a currency other than United States Dollars, such currency shall be converted into United States Dollars using currency conversion rates used by Zealand in the ordinary course for financial reporting purposes.

8.2	Any amounts not paid within [*] after the date due under this Agreement are subject to simple interest from the date due through and including the date upon which payment is received. Interest is calculated, over the period between the date due and the date paid, at an annual rate of interest equal to the United States Dollar LIBOR 12 month rate plus [*] percentage points as such rate is published by the British Bankers Association for the period in question, or the maximum rate permitted by applicable law, whichever is less, provided that such rate is not lower than the minimum rate permitted by applicable law, in which case, such minimum rate shall apply.

8.3

Both Parties (and their respective Affiliates) shall maintain accurate books and records that enable the calculation of Development Milestones, Commercial Milestones, Royalties, Revenue Share, Accounted Costs, Reimbursable Costs or other costs payable hereunder to be verified. Both Parties (and their respective Affiliates) shall retain the books and records for each Quarterly period for [*] after payment of the applicable amount, incurrence of the applicable cost or the submission of the corresponding report. Either Party may designate independent certified accountants reasonably acceptable to the other Party, who may have access, upon thirty (30) calendar days prior notice, to the other Party to the books and records of the other Party and its Affiliates during normal business hours to conduct a review or audit, solely to the extent necessary for the purpose of verifying the accuracy of the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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payments made or costs incurred under the Agreement and compliance with this Agreement. The foregoing right of review may be exercised only once per year and only once with respect to each such periodic report, payment and cost. If the review or audit shows an overpayment or an underpayment, the owing Party shall promptly pay to the other Party with interest as set forth in Section 8.2 from the date such amounts were due. Any such review or audit shall be at the auditing Party’s expense; provided, however, if an inspection reveals an underpayment of [*] or more in any audit period, the audited Party shall pay the costs of the inspection in addition to any underpayment, and shall pay the costs of the next inspection.

8.4	All amounts to be paid hereunder are exclusive of VAT, GST, sales, export or import duties or any similar tax or duties, which will be paid by the paying Party at the rate and in the manner from time to time prescribed by law. In such event the receiving Party shall include in any invoice all details reasonably requested by the payee to allow the paying Party to recover such taxes, if recoverable. Each Party will pay any and all taxes levied on account of all payments it receives under this Agreement. If laws or regulations require that taxes be withheld with respect to any payment under this Agreement, the paying Party will, after providing prior notice thereof to the receiving Party: (i) deduct those taxes at the rate applicable to the payments according to applicable tax law from the remittable payment; (ii) declare and pay such deducted taxes to the proper taxing authority; and (iii) send evidence of the obligation together with proof of tax payment to the receiving Party on a timely basis following that tax payment. Each Party agrees to cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect.

9.	DILIGENCE, DEVELOPMENT AND COMMERCIALISATION

9.1	Zealand shall, in developing and partnering Selected DRPs, Therapeutic Peptides and Products, and in commercialising Products expend commercially reasonable efforts that are consistent with the efforts typically expended in the pharmaceutical industry, by companies similarly capitalised and situated as Zealand, considering relevant factors such as technical challenges, market potential, regulatory requirements, patent position, patient population, and competitive position as may be applicable, but not considering the obligations (including financial) to Protagonist or the rights of Protagonist hereunder.

9.2	Protagonist (either directly or through its Affiliates or licensees) shall have the option to co-promote Products in Australia (the “Co-Promotion Option”). The Co-Promotion Option may be exercised by Protagonist in relation to a particular Product by written notice to Zealand at any time up to the date on which [*] but before [*]. Upon receipt of a notice from Protagonist exercising the Co-Promotion Option in relation to a particular Product, the Parties shall negotiate in good faith a co-promotion agreement to include packaging, labelling, marketing and promotional tactics and implementation, target lists, detailing requirements and a strategic marketing and promotional plan, provided, however, that the Parties shall enter into such co-promotion agreement only if Protagonist provides competent evidence that it has, or can secure, the resources reasonably necessary to perform its obligations thereunder. Zealand may, for cause, terminate the Co-Promotion Option (but not any co-promotion rights already exercised by Protagonist) upon a Change of Control of Protagonist, and the co-promotion agreement shall provide that Protagonist shall cease co-promotion in the event of a Partnering Arrangement that requires such termination.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10.	EXCLUSIVITY

10.1	Until the expiry of the last to expire Exclusivity Period, Protagonist shall not, for itself or for any Third Party, [*], or assist any Third Party [*], or otherwise [*]. For the avoidance of doubt, the Parties acknowledge and agree that activities that Protagonist undertakes for the primary purpose of [*] that are not [*] shall not be construed to be a violation of this Section 10.1, even if such activities [*] that may (or, in fact, do) [*]; provided Protagonist complies with its obligations under Sections 10.2, 10.3 and 10.5, provided that Protagonist and its Affiliates may not [*] and [*], or [*]. For purposes of this definition, [*] is defined as [*] either (i) [*], or (ii) [*].

10.2	During the Exclusivity Period, Protagonist shall not, for itself or for any Third Party, investigate, research or develop, other than for Zealand, [*].

10.3	Until the end of the Exclusivity Period, Protagonist shall not, and shall not permit any Third Party to, [*]. Thereafter during the Term, Protagonist shall not, and shall not permit any Third Party to, [*] or [*], [*] the end of the Exclusivity Period. For the avoidance of doubt, the restrictions of this Section 10.3 shall apply only to [*] or [*]. If for any reason, [*], the JRC shall determine procedures for [*] the scope of the restrictions provided in this section, in light of Zealand’s need to ensure exclusivity and Protagonists need to avoid unjustified restrictions [*].

10.4	If Protagonist has exercised a Co-Financing Option with respect to a Product, the periods referred to in Sections 10. 1, 10.2 and 10.3 shall be [*].

10.5	During the Term, Protagonist shall not, and shall not permit any Third Party to, [*] in relation to [*] unless [*].

10.6	Until the expiry of the last to expire Research Term Zealand shall not, itself or with any Third Party, [*]. Until such time [*], Zealand shall not [*] that [*] such that [*].

11.	INTELLECTUAL PROPERTY OWNERSHIP AND LICENCES

11.1	All Background IP is and shall remain the exclusive property of the Party owning it.

11.2	Protagonist shall be the sole owner of Research IP that claims, can be used for or relates to:

11.2.1	the compilation, generation, maintenance and use of the DRP Libraries; and

11.2.2	phage libraries, tool compounds, control phages, biomarkers, expression optimization methods other methods and tools that Protagonist Controls and that are used in connection with the Research Plan, other than the [*]; for the avoidance of doubt, the [*] must be [*] or [*] that [*] and developed in connection with the Research Plan; thus, taking account of the provisions of Section 11.4.2, methods and tools that are [*] shall be owned by Protagonist,

(“Protagonist Research IP”).

11.3	To the extent that any Intellectual Property in the Protagonist Research IP vests in Zealand, Zealand shall and hereby does assign, effective as of the date such Intellectual Property arises, is obtained or is developed, such Intellectual Property to Protagonist.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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11.4	Zealand shall be the sole owner of Research IP (other than Protagonist Research IP) that claims, can be used for or relates to:

11.4.1	[*], including any such Research IP that [*] and any [*] thereof [*]; and

11.4.2	[*]; for the avoidance of doubt, [*] must be [*] that [*], excluding [*], and must be developed as part of the Research Plan.

(“Zealand Research IP”).

11.5	To the extent that any Research IP in the Zealand Research IP vests in Protagonist, Protagonist shall and hereby does agree to assign such Intellectual Property to Zealand. The date of assignment with respect to such Research IP shall be the date Zealand notifies Protagonist that a Selected DRP has been the subject of ZP Nomination and pays the Development Milestone payable in relation to such ZP Nomination specified in Section 7.2.1 or Section 7.2.2, as applicable.

11.6	Ownership of any Research IP other than the Zealand Research IP and the Protagonist Research IP that arises, is obtained or is developed by or on behalf of a Party or on behalf of both Protagonist and Zealand (“Option Research IP”), shall be owned initially by Protagonist. For a period of [*] after the end of the applicable Research Term (the “Option Period”) Zealand shall have the first right and option to acquire ownership and the right to exploit commercially such Option Research IP (or any part thereof) in the Field, on an exclusive basis (directly or through its Affiliates or licensees), in which case the parties shall enter into an agreement transferring ownership of such Option Research IP and Zealand shall thereafter be responsible for the prosecution, defence, maintenance and enforcement of such Option Research IP. If Zealand does not exercise (by notice in writing to Protagonist) its option during the Option Period (or exercised its option in relation to any part of the Option Research IP), Protagonist shall have the right to commercially exploit the Option Research IP (or applicable part of the Option Research IP) inside the Field. If either Party exploits commercially (as provided above) such Option Research IP in the Field, it shall owe the other Party development and commercial milestones and a share of revenues from partnering arrangements on the terms provided for herein (in the absence of a Co-Financing Option), mutatis mutandis. Until such ownership agreement is entered into, and in the event that neither Party elects to exploit such Option Research IP commercially, each Party and its Affiliates shall have a cost-free, non-assignable and non-licensable right and license to use such Option Research IP, but only for Internal Research Purposes.

11.7	Each Party grants to the other Party a non-exclusive, non-sublicensable (other than to Third Party sub-contractors approved under the Research Plan), non-transferable licence, until the end of the last to expire Research Term, to use the granting Party’s applicable Background IP and Research IP solely for the purposes of performance of the other Party’s research activities under the applicable Research Plan.

11.8	Protagonist hereby grants to Zealand:

11.8.1

a Royalty and Revenue share bearing exclusive (even as to Protagonist, except as provided in Section 11.8.3 with respect to Internal Research Purposes), transferable, sub-licensable (solely under a Partnering Agreement or to Affiliates of Zealand, and/or to service providers and contractors of Zealand or its Affiliates) license to use Protagonist Research IP, including Methods/Tools, to the extent that it claims, can be used for or relates to the research, development, composition, manufacture, use or sale of Selected DRPs, Therapeutic Peptides and/or Products, in each case in the Field, and solely for any of such purposes in the Field; provided that Zealand: (1) obtains each sub-licensee’s written agreement to be subject to the same

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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obligations as is Zealand under Sections 7, 8, 10.6 and 12 of this Agreement (or substantially identical provisions) and (2) shall remain responsible for the performance of all of its obligations under this Agreement, whether such obligations are performed by Zealand, its Affiliates or any of its sublicensees; and

11.8.2	a Royalty and Revenue share bearing non-exclusive, transferable, sub-licensable (solely under a Partnering Agreement or to Affiliates of Zealand, and/or to service providers and contractors of Zealand or its Affiliates) license to use Protagonist’s Background IP to the extent that it claims, can be used for or relates to the research, development, composition, manufacture, use or sale of Selected DRPs, Therapeutic Peptides and/or Products, in each case in the Field, and solely for any of such purposes in the Field; provided that Zealand: (1) obtains each sub-licensee’s written agreement to be subject to the same obligations as is Zealand under Sections 7, 8, 10.6 and 12 of this Agreement (or substantially identical provisions) and (2) shall remain responsible for the performance of all of its obligations under this Agreement, whether such obligations are performed by Zealand, its Affiliates or any of its sublicensees; and

11.8.3	a cost-free, non-exclusive, non-transferable license (with a limited right to grant sublicenses to Affiliates of Zealand, and/or to service providers and contractors of Zealand or its Affiliates) to use any Protagonist Research IP to the extent it claims, can be used for or relates to any Hit (other than the Selected DRPs) in the Field, and solely for Internal Research Purposes;

wherein, the licenses granted to Zealand in Sections 11.8.1 and 11.8.2 shall: (i) become royalty-free and perpetual in their entirety upon the expiration of the Term; and (ii) expire to the extent related to a Selected DRP, Therapeutic Peptide or Product should Zealand Abandon the Zealand Target.

11.9	Each Party agrees to take such steps (including the execution of further documents) as may be reasonably requested by the other Party, and at the sole expense of such other Party (except for internal costs incurred in the ordinary course of business), in order to perfect the licenses and assignments contained in this Section 11.

11.10

Each Party acknowledges and agrees that: (i) the provisions herein are intended to encompass and include a joint research agreement for the performance of experimental, developmental and research work as contemplated by 35 U.S.C. § 103(c)(3) to be superseded by 35 U.S.C. §102(c), and that any invention made in connection with the activities contemplated in this Agreement, whether made solely by or on behalf of one Party or jointly by or on behalf of both Parties, is intended to and should have the benefit of the rights and protections conferred by Public Law 108-453, the Cooperative Research and Enhancement Act of 2004 as codified in 35 U.S.C. §103(c)(2) (the “CREATE Act”); and by Public Law 112-29 – Sept. 16, 2011, the Leahy-Smith America Invents Act, as codified by the enactment of 35 U.S.C. §102(c) and amendments to 35 U.S.C. §103 (“the America Invents Act”); (ii) in the event that a Party seeks to rely on the foregoing and to invoke the CREATE Act or the America Invents Act with respect to any invention that is the subject of a patent application filed by or on behalf of such Party, such Party will give prior written notice(s) to the other Party of its intent to invoke the CREATE Act or the America Invents Act and of each submission or disclosure such Party intends to make to the United States Patent and Trademark Office (“USPTO”) pursuant to the CREATE Act or the America Invents Act, including: (A) any disclosure of or regarding the existence or contents of this Agreement to the USPTO; (B) the disclosure of any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“subject matter developed by the other Party” (as such term is used in the CREATE Act) or “subject matter disclosed was developed and the claimed invention was made by, or on behalf of, one or more parties to a joint research agreement” (as such term is used in the America Invents Act) in, without limitation, an information disclosure statement, or (C) the filing of any terminal disclaimer over the intellectual property of the other Party, it being agreed that no such submission, disclosure or filing shall be made by such Party without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; (i) without limiting subsection (b) above (including the obligation to obtain a Party’s prior approval), it shall not be a violation of confidentiality obligations hereunder for a Party, as necessary in connection with the invocation of the CREATE Act or the America Invents Act, to disclose to the USPTO (A) the intellectual property of the other Party in, without limitation, an information disclosure statement or (B) this Agreement, provided that such Party exercises reasonable efforts to limit the scope of such disclosure as strictly necessary to invoke the CREATE Act or the America Invents Act, including by reasonably redacting the material terms of this Agreement before any such disclosure; and (iv) without limiting subsection (ii) above, each Party will provide reasonable cooperation to the other Party in connection with such other Party’s efforts to invoke and rely on the CREATE Act or the America Invents Act.

12.	INTELLECTUAL PROPERTY MANAGEMENT

12.1	Each Party (the “Owning Party”) shall have the first right and responsibility (but not the obligation), at its sole discretion and cost, to file, prosecute, maintain, enforce and defend patents and patent applications claiming Research IP and Background IP owned solely by such Party or to be assigned to such Party in accordance with Section 11.5, and for the conduct of any related lawsuits, claims or proceedings including any interference, nullity or opposition proceeding relating thereto in all countries. The other Party shall provide such reasonable assistance in relation to the foregoing in respect of patents and patent applications claiming Research IP as may be reasonably requested by the Owning Party. All applicable costs, including those of the other Party (other than internal costs engaged in the ordinary course of business) in providing reasonable assistance and of the patent attorneys retained by the Owning Party, shall be the sole responsibility of the Owning Party. In the event that the Owning Party recovers any sums in enforcement litigation by way of damages or in settlement thereof, such Party shall have the right to retain all such sums; provided that any recovery of ordinary damages by Zealand to the extent based upon Third Party sales of products that infringe upon Research IP shall be deemed to be Net Sales and subject to the payment of Royalties in accordance with Section 7.4; provided further that this allocation [*], and that Zealand shall be entitled to deduct all litigation costs and expenses (including legal fees) incurred by it in connection therewith from such settlement or award prior to its being allocated as Net Sales.

12.2

The Owning Party shall regularly consult with the other Party in relation to the strategy for filing, prosecuting, enforcing, maintaining and/or defending any patent or patent application claiming Research IP owned by the Owning Party, shall provide reasonable opportunity for the other Party to comment in relation to such strategy for each such patent or patent application, and to the extent practicable and appropriate, take into account the other Party’s comments in relation thereto. With respect to the Research IP that is subject to the option described in Section 11.6, Protagonist shall only refuse to take account of Zealand’s comments for good cause. During the Research Term such consultation shall be coordinated via the JSC, and thereafter during the Term via the PSC. Notwithstanding the foregoing, (a) Zealand shall keep Protagonist fully informed of its activities related to any patents or patent applications

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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claiming any Zealand Research IP, providing sufficient opportunity for Protagonist to review and provide comment on any substantive action related thereto, and shall, except for good cause, incorporate and/or promptly act up on any reasonable comments thereon provided by Protagonist, (b) Zealand shall only apply for and prosecute claims within patent rights that cover Selected DRPs or a genus comprising such Selected DRPs that fall within the activity and selectivity requirements for the Zealand Target as set forth in the Research Plan and that modulate the Zealand Target, and (c) Protagonist Background IP that specifically relates to Hits that Zealand reasonably designates as being of material interest to Zealand’s Intellectual Property protection strategy shall be upon Protagonist’s agreement, not to be unreasonably withheld or delayed, thereafter treated as Research IP for purposes of this Section 12.2 and Section 12.3.

12.3	If the Owning Party decides to no longer prosecute, maintain, enforce or defend one or more patents or patent applications claiming Research IP owned by the Owning Party, the Owning Party shall promptly advise the other Party in writing thereof and the other Party shall have the right, but not the obligation, to obtain ownership of such patent or patent application and the Research IP claimed therein, and to prosecute, enforce, maintain or defend such patent or patent application at its own expense but in such other Party’s own name. Any patent or patent application and Intellectual Property assigned from the Owning Party to the other Party under this Section 12.3 shall thereupon and automatically be deemed no longer Research IP, and no longer subject of any license granted under this Agreement.

12.4	Each Party shall promptly report in writing to the Owning Party during the Term any:

12.4.1	actual or suspected infringement by a Third Party of any of the Research IP or Background IP owned by the Owning Party of which it becomes aware; and

12.4.2	unauthorised use or misappropriation by a Third Party of any Confidential Information owned by the Owning Party of which it becomes aware and shall provide the Owning Party with all available evidence supporting said infringement, suspected infringement or unauthorised use or misappropriation.

12.5	If during the Term, a Third Party in any country where any Product is being imported, manufactured, used or sold, notifies either Party or its Affiliates or licensees that such activity infringes or is alleged to infringe any issued patent either assigned to or licensed to such Third Party, then the Party so notified shall promptly notify the other Party in writing. If either Party determines that, based upon the review of a Third Party’s patent, it may be desirable to obtain a license from such Third Party with respect thereto, such Party shall promptly notify the other Party of such determination and the Parties shall agree on a common strategy either to obtain a reasonable license or to take other action. If such license from a Third Party is necessary for the import, manufacture, use or sale of such Product in the Field, and provided such license addresses a Selected DRP or Therapeutic Peptide comprised in such Product, then any reasonable royalty amount payable to such Third Party (“Third Party Licensor”) may be used to offset, as applicable, Royalties or Revenue Share in accordance with Section 7.6. Similarly, all amounts ordered to be paid to such Third Party by an order of court, administrative agency, arbitral tribunal or the like may be used to offset, as applicable, Commercial Milestones, Royalties or Revenue Share in accordance with Section 7.6.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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12.6	Each of Protagonist and Zealand shall promptly disclose to the other knowledge of any inventions arising in connection with the Research Plan. Responsibility for the preparation, filing, prosecution and maintenance of any patent applications and patents claiming such inventions shall be determined based upon ownership of the inventions and shall be handled in accordance with the provisions of Section 12.1 to 12.3. Within [*] following disclosure of any invention(s), the Parties shall classify such invention as a Zealand Research IP or Protagonist Research IP or Option Research IP.

12.7	Classification of inventions under Section 12.6 will be based on inventorship determinations according to U.S. inventorship law. Ownership of any invention arising in connection with the Research Plan will be based on each named inventor’s obligation to assign to either Protagonist or to Zealand. Notwithstanding the foregoing, if either Party knows of or identifies an internal prior art issue with respect to a previously filed patent application and/or a prior art public disclosure, that Party has an obligation to notify the other Party and to cooperate in designating ownership in the new invention under Section 12.6 so as to maximally reduce any negative impact of the identified prior art on the patentability of the new invention. To the extent that the Parties agree to vary ownership from that which would arise under an inventorship-only determination, the Party gaining ownership rights it would not otherwise have had agrees to exclusively license back those rights to the other Party.

12.8	Except as expressly provided herein to the contrary, ownership of all Intellectual Property vested in a Party under this Agreement shall include all legal and beneficial ownership.

13.	ABANDONMENT

13.1	In the event that for whatever reason Zealand elects to Abandon a Therapeutic Peptide or a Product, it shall promptly notify Protagonist of such election in writing giving a reasoned basis for such Abandonment. In the event that, in the absence of such notice, Protagonist believes that Zealand has Abandoned the Therapeutic Peptide or Product, it may by notice to Zealand demand that Zealand provide evidence that Zealand has not done so, in which case Zealand (acting in good faith) shall by notice either (a) confirm that it has Abandoned the Therapeutic Peptide or Product, (b) provide Protagonist with reasonable evidence that it has not Abandoned the Therapeutic Peptide or Product, or (c) provide Protagonist with reasonable evidence that it shall initiate further activities with respect to the Therapeutic Peptide or Product no later than [*] after receipt of such notice from Protagonist. Zealand shall, with such notice, indicate whether a Therapeutic Peptide or Product within the same Collaboration Program as the Abandoned Therapeutic Peptide or Product will continue to be developed. Any dispute between Protagonist and Zealand as to whether Zealand has Abandoned the Therapeutic Peptide or Product shall be resolved in accordance with Section 21.

13.2	Should Zealand Abandon a Collaboration Program, automatically upon such Abandonment, any Zealand Research IP and Option Research IP owned by Zealand (including patent and patent applications claiming such Intellectual Property) and used exclusively with respect to such Collaboration Program will be deemed assigned to Protagonist and shall no longer be considered Research IP or subject to any license under this Agreement.

13.3	Zealand agrees to take such steps (including the execution of further documents) as may be reasonably requested by Protagonist, and at the sole expense of Protagonist, in order to perfect the assignments contained in Section 13.2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.4	Within [*] of receipt of a notification of Abandonment from Zealand under Section 13.2, Protagonist shall notify Zealand in writing whether it wishes to assume responsibility for development and/or commercialisation of any specific Selected DRPs and Therapeutic Peptides or Products in the Collaboration Program that Zealand has Abandoned. If Protagonist does so notify Zealand, then Zealand shall, within [*] of such notification provide Protagonist with a breakdown, and competent evidence supporting such breakdown, of the Reimbursable Costs in respect of such specific Selected DRPs and Therapeutic Peptides or Products that Protagonist elects to assume the responsibility of. If Protagonist is not satisfied with such evidence provided by Zealand, Protagonist may arrange (at its own cost) for an independent financial review, conducted by a certified accountant reasonably acceptable to both Parties, of Zealand’s records to verify such Reimbursable Costs.

13.5	Upon Protagonist’s written acceptance of the applicable Reimbursable Costs, in addition to the assignment and licenses contained in Sections 13.2 and 13.3, Zealand shall:

13.5.1	automatically be deemed to grant Protagonist a perpetual, transferable, sub-licensable exclusive licence to any Background IP Controlled by Zealand related to such Products, Therapeutic Peptides and Selected DRPs, solely for the purpose of exploiting the specific Selected DRPs and Therapeutic Peptides or Products for which Protagonist wishes to assume responsibility for development and/or commercialization; and

13.5.2	transfer to Protagonist copies of all know how and other information (including scientific results, clinical data and manufacturing know-how), supplies and materials Controlled by Zealand or its Affiliates related to such Product, Therapeutic Peptides and/or Selected DRPs, such know how and other information to be provided in electronic form if available (with Zealand using its reasonable efforts to provide such information to Protagonist within ninety (90) calendar days and no later than one hundred and eighty (180) calendar days); and

13.5.3	transfer to Protagonist the ownership of any regulatory approvals for the Product that is subject to Abandonment held by Zealand or its Affiliates, and if such regulatory approvals have not been obtained by Zealand or its Affiliates, transfer to Protagonist the ownership of the then current version of any application for such regulatory approvals and notify the competent regulatory authority thereof and supply Protagonist with all documents already prepared by Zealand or its Affiliates for the filing of applications for such regulatory approvals (with Zealand using its reasonable efforts to make such transfer to Protagonist within ninety (90) calendar days and no later than one hundred and eighty (180) calendar days); provided however that in the event such transfer of ownership is not possible, then Zealand (or its Affiliate) shall grant Protagonist an exclusive, perpetual, irrevocable and transferrable right of reference (with the right to grant further rights of reference) to any such regulatory approval or application for regulatory approval; and

13.5.4	Zealand shall further provide Protagonist with all assistance that Protagonist may reasonably request in order to secure from Third Parties other necessary or useful Intellectual Property, in each case if previously used by Zealand in connection with such Products, Therapeutic Peptides or Selected DRPs.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.6	In the event that Protagonist elects to assume responsibility for development and/or commercialisation of any specific Selected DRPs, Therapeutic Peptides or Products under Section 13.4, Protagonist shall:

13.6.1	reimburse Zealand [*] of all Reimbursable Costs; and

13.6.2	reimburse Zealand for [*] Development Milestones, Commercial Milestones, Royalties or Revenue Share payments made by Zealand to Protagonist in respect of the Selected DRPs, Therapeutic Peptides and Products for which Protagonist elects to assume the responsibility.

13.7	Such reimbursements shall be made [*] in [*] instalments, and [*] through the payment of a percentage of the net sales and/or partnering revenues of Protagonist, applying for this purpose the provisions of this Agreement relating to Net Sales and Revenues, mutatis mutandis, provided that Zealand shall be paid [*] of such Net Sales and [*] of such Partnering Revenues.

13.8	In addition, in the event that Protagonist elects to assume responsibility for development and/or commercialisation of any specific Selected DRPs, Therapeutic Peptides or Products under Section 13.4, Protagonist shall pay to Zealand until such time as a Partnering Arrangement relating to such Selected DRPs, Therapeutic Peptides or Products is entered into by Protagonist:

13.8.1	the Development Milestones pursuant to the terms of Section 7.2, which shall apply mutatis mutandis;

13.8.2	the Commercial Milestones pursuant to the terms of Section 7.3, which shall apply mutatis mutandis; and

13.8.3	a royalty on aggregate worldwide Net Sales of Protagonist, its Affiliates and any assignees or licensees for such Product in each Quarter (using for this purpose the Royalty percentages set out in Section 7.4.1 in the column headed “[*]”) pursuant to the terms of Section 7.4, which shall apply mutatis mutandis;

provided that, in each case, only Development Milestone Events that occur and Sales Thresholds that are achieved prior to the date of the Partnering Arrangement shall be payable.

13.9	The provisions of this Section 13 shall apply equally where Zealand Abandons the Zealand Target following the termination of a Partnering Arrangement. However, and for avoidance of doubt, no costs incurred by the Third Party being party to the Partnering Arrangement or any cost incurred by Zealand or its Affiliates to the extent reimbursed by such Third Party nor any other Third Party (including but not limited to grant-funded reimbursements) shall be included in Reimbursable Costs.

14.	CONFIDENTIALITY AND ANNOUNCEMENTS

14.1

During the Term, and for a period of [*] years thereafter, a Party shall (i) except to the extent permitted by this Agreement or otherwise agreed to in writing, keep confidential and not disclose to any Third Party any Confidential Information of the other Party; (ii) except in connection with the activities contemplated by or the exercise of rights permitted by this Agreement or in order to further the purposes of this Agreement or as otherwise agreed to in writing, not use for any purpose any Confidential Information of the other Party; and (iii) take all reasonable precautions

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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to protect the Confidential Information of the other Party (including all precautions a Party employs with respect to its own confidential information of a similar nature and taking reasonable precautions to assure that no unauthorised use or disclosure is made by others to whom access to the Confidential Information of the Party is granted).

14.2	Notwithstanding anything set forth in this Section 14 to the contrary, the obligations of confidentiality set out in Section 14.1 shall not apply to the extent that the Party seeking the benefit of the exclusion can demonstrate that the Confidential Information of the other Party:

14.2.1	was already known to the receiving Party, other than under an obligation of confidentiality, at the time of receipt by the receiving Party;

14.2.2	was generally available to the public or otherwise part of the public domain at the time of its receipt by the receiving Party;

14.2.3	became generally available to the public or otherwise part of the public domain after its receipt by the receiving Party other than through any act or omission of the receiving Party in breach of this Agreement;

14.2.4	was received by the receiving Party without an obligation of confidentiality from a Third Party having the right to disclose such information without restriction;

14.2.5	was independently developed by or for the receiving Party without use of or reference to the Confidential Information of the other Party;

14.2.6	was released from the restrictions set forth in this Agreement by express prior written consent of the Party;

14.2.7	is disclosed to a potential Third Party financial or commercial investor or partner, in connection with bona fide pre-transaction due diligence, and is disclosed subject to a confidentiality agreement between the disclosing Party and the Third Party providing protections equivalent to those of this Agreement; or

14.2.8	is required to be disclosed for the purpose of regulatory submissions, filing or prosecuting any patent applications, or to comply with any law, rule or regulation, including any rule of any stock exchange, in which case the Parties shall consult with each other, to the extent permitted by applicable law, prior to any such disclosure being made.

14.3	Each Party shall be entitled to issue a press release upon execution of this Agreement, substantially in the form set out in Schedule 2. If either Party desires to make any subsequent public announcement or press release concerning the terms of this Agreement or the activities hereunder, it shall give reasonable advance notice of the proposed text of such announcement to the other Party for its review and approval prior to announcement. The reviewing Party shall provide its comments, if any, within five (5) Business Days after receipt of the proposed text and the disclosing Party shall reasonably consider and address such comments. Notwithstanding anything to the contrary, such approval shall not be needed if such public announcement solely discloses information that has previously been approved for disclosure by the reviewing Party or (subject to Section 14.2.8) is required to be disclosed by law, regulation or the rules or regulations of any stock exchange.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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15.	DATAROOM AND ACCESS TO INFORMATION

15.1	During the Research Term, the Parties shall share information concerning their activities under the Research Plan, and each will have access to a virtual data room maintained by Zealand containing all significant documents (including those prepared by Protagonist) related to such activities. Access will be given to employees of the Parties on a “need to know” basis, under appropriate confidentiality undertakings.

15.2	During the Term, should Protagonist exercise the Co-Financing Option for a given Product, until the entry into of a Partnering Arrangement for such Product, Zealand shall provide Protagonist with a Quarterly report on the development of such Product describing in reasonable detail (which shall be no less than the level of detail provided to Zealand’s board of directors) the status of development and the use of funds provided by Protagonist in connection therewith.

16.	CHANGE OF CONTROL

16.1	In the event of a Change of Control of Protagonist:

16.1.1	unless [*], Zealand shall have the absolute right, exercisable by written notice to Protagonist, [*];

16.1.2	unless [*], Zealand shall have the absolute right, exercisable by written notice to Protagonist, [*]; and

16.1.3	if [*] then Protagonist shall notify Zealand within [*] of the effective date of the Change of Control whether [*]. If Protagonist notifies Zealand that [*], or fails to provide any notice to Zealand, [*] and the [*] shall be determined on the basis that [*].

16.2	In the event of a Change of Control of Zealand:

16.2.1	Zealand shall promptly notify Protagonist of the identity of the entity acquiring control of Zealand. The Parties shall convene a meeting of the Program Steering Committee promptly after Protagonist’s receipt of such notice from Zealand to discuss the plans and strategy of the acquirer with respect to the development and commercialization of Selected DRPs, Therapeutic Peptides and Products.

16.2.2	Should the entity acquiring control of Zealand, or the affiliates of such entity, have a research and development program that is [*] or commercializing a product [*] (a “Competitive Program”), then, unless the Parties agree otherwise in writing, Zealand shall, within [*] after the date of the Change of Control, notify Protagonist whether Zealand agrees to: (i) continue this Agreement, in which case Zealand shall commit resources to the development of the Selected DRPs, Therapeutic Peptides and Products at least equivalent to those previously planned to be committed by Zealand and at least equivalent to those committed at a comparable stage of development to the Competitive Program; or (ii) Abandon the Zealand Target;

16.2.3	Should the Change of Control result, in Protagonist’s reasonable opinion, in a risk of sensitive commercial or technical information being disclosed to a competitor of Protagonist, (1) the JPT, JRC and the PSC shall be dissolved, and (2) appropriate provisions shall be put in place to ensure that no sensitive commercial or technical information is disclosed to such competitor; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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16.2.4	All other provisions of this Agreement, including those concerning the Co-Financing Option, the Co-Promotion Option, Development Milestones, Commercial Milestones, Royalties, Revenue Sharing and Partnering Arrangements shall continue to apply. For the avoidance of doubt, a Change of Control of Zealand shall not be considered to be a Partnering Arrangement.

16.3	It is understood and agreed that for purposes of the definitions of Zealand Background IP and Protagonist Background IP, the term “Affiliate” shall exclude any Third Party that becomes an Affiliate of Protagonist or Zealand after the Effective Date by way of a Change of Control transaction.

17.	TERM AND TERMINATION

17.1	This Agreement shall come into force on the Effective Date and unless terminated earlier in accordance with this Section 17, shall continue in full force and effect until Protagonist is no longer entitled to any financial benefit under this Agreement. The Research Plan shall end at the end of the Research Term; provided that it shall be deemed to have ended with respect to each Collaboration Program in accordance with clause (b) of the Research Term definition if Zealand has not notified Protagonist whether it will or will not designate Selected DRPs with respect to such Collaboration Program within the [*] time period set forth in clauses (a)-(b) of the Research Term definition.

17.2	Either Party may terminate this Agreement upon [*] written notice to the other Party in the event that the other party has committed a material breach of this Agreement and such breach (if capable of remedy) has not been remedied within [*] of its receipt of written notification of such breach from the non-breaching Party.

17.3	Either Party may terminate this Agreement immediately upon written notice to the other Party in the event that the other Party:

17.3.1	becomes insolvent, unable to pay its debts or ceases to carry on its business;

17.3.2	goes into liquidation, whether voluntary or compulsory (other than a voluntary liquidation for the purposes of reconstruction or amalgamation);

17.3.3	has a receiver appointed over the whole or any part of its assets;

17.3.4	enters into an arrangement or composition with its creditors or becomes bankrupt; or

17.3.5	enters into a corporate rehabilitation or corporate reorganisation (other than a reorganisation for the purposes of reconstruction or amalgamation).

17.4	Zealand may terminate this Agreement in accordance with Section 13.1 at any time after the expiration of the last to expire Research Term or at any time in accordance with Section 16.2.2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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18.	CONSEQUENCES OF TERMINATION

18.1	On early termination of this Agreement by Protagonist under Section 17.2 or by Zealand under Section 17.4, the licenses granted to Zealand under this Agreement and the exclusivity granted to Zealand under Section 10.1 will automatically and immediately terminate, and Zealand and its Affiliates will be automatically deemed to have elected to cease development and/or commercialisation of any and all Selected DRPs, Therapeutic Peptides and Products. Thereupon, Zealand, its Affiliates and (sub)licenses must:

18.1.1	as soon as practicable stop using the Selected DRPs, Therapeutic Peptides and Products, the Protagonist Research IP, the Background IP of Protagonist and the Confidential Information of Protagonist;

18.1.2	promptly return to Protagonist, or destroy, the Selected DRPs it owns at that time, in accordance with a Notice of request from Protagonist, and offer for sale to Protagonist at cost price any Therapeutic Peptides or Products it owns at that time that are not retained for internal research purposes; provided that only such Therapeutic Peptides or Products that remain unsold after a [*] sell-off period need to be returned or destroyed, it being understood that Commercial Milestones and Royalties shall be payable by Zealand to Protagonist in relation to any Therapeutic Peptides or Products sold pursuant to this sell-off right;

18.1.3	the Parties will terminate all tasks then in process in an orderly manner, as soon as practical and in accordance with a schedule agreed to by Zealand and Protagonist;

18.1.4	each Party shall pay to the other party any amounts incurred in relation to the period prior to the date of termination and in relation to Development Milestone Events that have occurred prior to the date of termination, notwithstanding that such amounts may not fall due for payment in accordance with the terms of this Agreement until a date after the date of termination;

18.1.5	the provisions of Section 13 shall, at Protagonist’s written request take effect; provided that Protagonist shall not be obligated to pay Zealand’s Reimbursable Costs relating to development activities before the initiation of the first Phase I Clinical Trial in relation to the applicable Selected DRPs, Therapeutic Peptides or Products;

18.1.6	if Zealand, at the time a termination notice is delivered to it pursuant to Section 17.2 or by it pursuant to Section 17.4, is manufacturing Products or having Products manufactured by a Third Party contract manufacturer then for a period of up to [*] (which shall include any technical transfer period required by Protagonist to transition supply to a Third Party) following such termination, Zealand shall supply Protagonist with Product in accordance with the terms of a supply agreement to be negotiated within [*] of the date on which the applicable termination notice was delivered; and

18.1.7

if Zealand, at the time a termination notice is delivered to it pursuant to Section 17.2 or by it pursuant to Section 17.4, is undertaking commercialization or preparing for commercialization of Products then it shall provide Protagonist with samples of promotional, sales, marketing, and educational materials for the Products that describe the features or benefits of the Products, as such materials then currently exist that are related exclusively to the use, sale, offer for sale or importation of the Products in the Field (“Promotional Materials”) (each of which shall be transferred in any event within [*] days after Zealand’s receipt of such request), in each case solely to the extent directly related to, and actually used by Zealand in connection with, the Products as of the effective date of termination. Protagonist shall continue to have the right to use all aspects of the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Promotional Materials (other than Zealand house marks) and to make derivative works based thereon, solely in connection with the commercialization of the applicable Products in the Field; Zealand shall assign to Protagonist trademarks used in connection with the commercialization of the Products and on the Promotional Materials as of the effective date of termination (excluding Zealand house marks) at Protagonist’s cost; and Protagonist shall have an exclusive license under the Zealand Background IP and Intellectual Property directly related to, and actually used by Zealand with respect to the development and/or commercialization of the Product as of the effective date of termination, solely for the purpose of making, using, selling, offering for sale and importing such Product throughout the Territory;

18.2	On early termination of this Agreement by Zealand under Section 17.2, the provisions of Section 18.1 shall apply mutatis mutandis with respect to any Products then being researched, developed or commercialized by Protagonist.

18.3	In the event a license granted to Zealand under Section 11.8 terminates for any reason, each of Zealand’s sublicensees at such time shall continue to have the rights and licenses set forth in their sublicense agreements; provided, that such sublicensee agrees in writing that (i) Protagonist is entitled to enforce all relevant provisions directly against such sublicense and (ii) Protagonist shall not assume, and shall not be responsible to such sublicensee for, any representations, warranties or obligations of Zealand to such sublicensee, other than to permit such sublicensee to exercise any rights to Products that are sublicensed under such sublicense agreement.

18.4	The expiration or termination of the Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.

18.5	Sections [*], and Articles [*] shall survive any termination or expiration of this Agreement.

19.	REPRESENTATIONS AND WARRANTIES

19.1	Each Party hereby represents and warrants to the other Party as follows:

19.1.1	It is a corporation duly organized and validly existing under the law of the jurisdiction in which it is incorporated;

19.1.2	It has the corporate and legal right, title, power and authority to enter into this Agreement and to carry out the provisions hereof;

19.1.3	It has all necessary corporate and any other approvals for execution, delivery and performance of this Agreement;

19.1.4	Upon execution and delivery, this Agreement shall constitute a valid and binding obligation of it, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), to the extent that these laws cannot be and are not contracted out by the terms of this Agreement;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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19.1.5	The execution, delivery and performance of this Agreement will not conflict in any way with the terms of any other agreement or instrument to which it is or becomes a party or by which it is or becomes bound, nor violate any law or regulation or decision of any court, governmental body or administrative or other agency having authority over it;

19.1.6	The persons executing this Agreement on its behalf are duly authorised to do so and by so doing have bound such Party to the terms and conditions of this Agreement; and

19.1.7	There is no action, suit, investigation or proceeding pending against, or to its actual knowledge, threatened against or affecting it before any court, arbitrator or any governmental authority, including but not limited to regulatory authorities, that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the contemplated transactions, and, to its knowledge, there is no reasonably valid basis for any such action, suit investigation or proceeding to be brought.

19.2	To its actual knowledge as of the Effective Date, Protagonist represents and warrants to Zealand that it has entered into no agreement with a Third Party under which a Third Party has or will have any rights, with respect to research, development, composition, manufacture, use, sale or licensing of Products. As of the Effective Date, Protagonist represents and warrants to Zealand that it has not, either for itself or any Third Party, screened the DRP Libraries against the Zealand Target.

19.3	To its actual knowledge as of the Effective Date, Zealand represents and warrants to Protagonist that it has entered into no agreement with a Third Party under which a Third Party has or will have any rights, with respect to research, development, composition, manufacture, use, sale or licensing of Products.

19.4	To its actual knowledge as of the Effective Date with respect to the Zealand Target, Zealand represents and warrants to Protagonist that Protagonist’s use of the Zealand Target as envisioned under the Research Plan as of the Effective Date will not infringe or otherwise misappropriate any Intellectual Property of any Third Party.

19.5	Each Party further represents and warrants to the other Party that to its actual knowledge such first Party is free to use all of its Background IP to be used by it in connection with the performance of its research activities under the Research Plan and its obligations under this Agreement, without creating any obligations to Third Parties other than customary and reasonable royalty, user fee or other payments, which will be paid in full by such first Party.

19.6	Each Party acknowledges that, without prejudice to Sections 19.4 and 19.5, it is solely responsible to make its own inquiries to determine that its exploitation of the Research IP, Hits, Selected DRPs, Therapeutic peptides and/or Products will not infringe or misappropriate any Third Party’s Intellectual Property.

19.7

EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO INTELLECTUAL PROPERTY OR CONFIDENTIAL INFORMATION USED BY IT OR SUPPLIED BY IT TO THE OTHER PARTY HEREUNDER, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. In particular, Zealand acknowledges and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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agrees that the research envisioned hereunder is experimental and speculative in nature, that the outcomes of the Research Plan and of particular results are not assured, and that Protagonist makes no representation or warranty, and specifically disclaims any guarantee, that the identification, development and/or commercialisation of the Hits, Selected DRPs, Therapeutic Peptides and/or Products will be successful, in whole or in part, or that the Research IP or the Background IP of Protagonist will be suitable for commercialisation.

19.8	The “actual knowledge” of each Party for purposes of Sections 19.1 to 19.7 means the actual good faith understanding of the facts and information in the possession of the following officers and directors of each Party, but without any duty to conduct any additional investigation with respect to such facts and information: (i) for Zealand, [*], and (ii) for Protagonist [*].

20.	INDEMNIFICATION AND LIMITATION OF LIABILITY

20.1	Protagonist shall indemnify, defend and hold harmless Zealand, its Affiliates and their respective agents, directors, officers and employees (“Zealand Indemnitees”) from and against any and all Losses arising or resulting directly from any Third Party claim, action, suit, or other proceeding (collectively, “Third Party Claims”) to the extent such Losses result from or arise out of:

20.1.1	any material breach of any representation, warranty or covenant made by Protagonist in this Agreement;

20.1.2	the negligence or willful misconduct of Protagonist in the performance of its activities under this Agreement; or

20.1.3	any allegation that Zealand’s use of the Protagonist Background IP or Protagonist Research IP pursuant to and consistent with the provisions of this Agreement and the Research Plan infringes or misappropriates any Third Party’s Intellectual Property.

20.1.4	The indemnification obligations set forth in this Section 20.1 shall not apply to the extent that any Loss is the result of a breach of this Agreement (including a breach of any representation or warranty) by Zealand or the negligence or willful misconduct of any Zealand Indemnitees.

20.2	Zealand shall indemnify, defend and hold harmless Protagonist, its Affiliates and their respective agents, directors, officers and employees (“Protagonist Indemnitees”) from and against any and all Losses arising or resulting directly from any Third Party Claim, to the extent such Losses result from or arise out of:

20.2.1	any material breach of any representation, warranty or covenant made by Zealand in this Agreement; or

20.2.2	the negligence or willful misconduct of Zealand in the performance of its activities under this Agreement; or

20.2.3	the Products failing to conform with the requirements of any applicable laws, including the failure by Zealand, its Affiliates or any Third Party to obtain any required regulatory approvals for the Products; or

20.2.4	Zealand’s or any Affiliate’s, sublicensee’s, distributor’s or agent’s development, testing, manufacture, holding, use, disposition and/or disposal of any Hits, Selected DRPs, Therapeutic Peptides and/or Products or the labeling, packaging, package insert, other materials or promotional claims with respect to any Product; or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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20.2.5	any allegation that Protagonist’s use of the Zealand Target pursuant to and consistent with the provisions of this Agreement and the Research Plan infringes or misappropriates any Third Party’s Intellectual Property.

The indemnification obligations set forth in this Section 20.2 shall not apply to the extent that any Loss is the result of a breach of this Agreement (including a breach of any representation or warranty) by Protagonist or the negligence or willful misconduct of any Protagonist Indemnitees.

20.3	If a Party intends to claim indemnification under this Section 20 (“Indemnified Party”), it shall promptly notify the other Party (the “Indemnifying Party”) in writing of such alleged Losses. The Indemnifying Party shall have the right to assume direction and control of the defence thereof with counsel of its choice; provided, however, that the Indemnified Party shall have the right to retain its own counsel at its own expense for any reason.

Upon assuming the defence of a Third Party claim in accordance with this Section 20.3, the Indemnifying Party shall be entitled to appoint lead counsel in the defense of the Third Party claim. Should the Indemnifying Party assume the defense of a Third Party claim the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party claim. The Indemnified Party, its employees and agents, shall cooperate as requested with the Indemnifying Party and its legal representatives in the investigation or defense of any Losses or Third Party Claims covered by this Section 20. The failure to deliver written notice to the Indemnifying Party within a reasonable time after the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve the Indemnifying Party of any obligation to the Indemnified Party under this Section 20.3.

20.4	No compromise or settlement of any Third Party Claim may be effected by the Indemnifying Party without the Indemnified Party’s written consent (which consent shall not be unreasonably withheld or delayed), unless (a) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party, (b) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (c) the Indemnified Party’s rights under this Agreement are not adversely affected. The Indemnified Party shall have no right to settle any such Third Party Claim without the prior written consent of the Indemnifying Party (and any such settlement without the prior written consent of the Indemnifying Party shall relieve the Indemnifying Party of its obligations under this Section 20), unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnifying Party, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnified Party, and (iii) the Indemnifying Party’s rights under this Agreement are not adversely affected.

20.5	Unless otherwise agreed, each Party uses any Research IP, Background IP of Protagonist, Hits, Selected DRPs, Therapeutic Peptides and/or Products licensed, assigned or made available to it under this Agreement at its own risk.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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20.6	EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 14 AND EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 20.1 TO 20.2 WITH RESPECT TO THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SAVINGS OR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

20.7	Each Party shall obtain and keep in force policies of insurance at its sole cost and expense from reputable insurers of such types, in such amounts and covering such risks as are in accordance with normal and customary industry practice generally for companies similarly situated and engaged in similar business.

21.	DISPUTE RESOLUTION

21.1	The Parties will attempt to settle any claim or controversy arising out of this Agreement or the subject matter hereof through consultation and negotiation in good faith in a spirit of mutual cooperation. Such matters will be initially addressed by the Chief Science Officer of Protagonist and the Chief Science Officer of Zealand (or a designee of the Chief Science Officer of Zealand who reports directly to the Chief Science Officer of Zealand), who shall use reasonable efforts to attempt to resolve the dispute through good faith negotiations by telephone or in person as may be agreed. If they fail to resolve the dispute within thirty (30) days after either Party notifies the other of the dispute, then the matter will be escalated to the Chief Executive Officer of Protagonist and the Chief Executive Officer of Zealand, or their designees for resolution. They will use reasonable efforts to attempt to resolve the dispute through good faith negotiations by telephone or in person as may be agreed. If they fail to resolve the dispute within thirty (30) days after it is referred to them and do not mutually agree to extend the time for negotiation, then the dispute will be submitted to arbitration in accordance with the procedure set forth in Section 21.2.

21.2

Except with respect to actions by either Party seeking equitable or declaratory relief, any claim or controversy arising in whole or in part under or in connection with this Agreement or the subject matter hereof that is not resolved pursuant to Section 21.1 will be referred to and finally resolved by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) as such Rules may be modified by this Agreement. The arbitration will be conducted by a single arbitrator, who is knowledgeable about the subject matter of this Agreement and the matter in dispute. The arbitrator will be selected in accordance with the Rules. If the Parties are unable to agree upon a single arbitrator within thirty (30) days following the date arbitration is demanded, three arbitrators will be used, one selected by each Party within ten (10) days after the conclusion of the 30-day period and a third selected by the first two within ten (10) days thereafter. Unless the Parties agree otherwise, they will be limited in their discovery to directly relevant documents. Responses or objections to a document request will be served thirty (30) days after receipt of the request. The arbitrator(s) will resolve any discovery disputes. Either Party may commence arbitration proceedings by notice to the other Party. Unless otherwise agreed by the Parties, all such arbitration proceedings will be held in New York, New York. All arbitration proceedings will be conducted in the English language and the arbitrator(s) will apply the law of the State of New York, without application of its choice of law rules. The arbitrator(s) will have the authority to award actual money damages (with interest on unpaid amounts from the date due) and, except with respect to a breach or nonperformance of any provision of this

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

Agreement relating to Confidential Information and for indemnification claims as provided herein, the arbitrator(s) will not have the authority to award indirect, incidental, consequential, exemplary, special or punitive damages, and the Parties expressly waive any claimed right to such damages. The arbitrator(s) shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief the arbitrators deem just and equitable and within the scope of this Agreement, including an injunction or order for specific performance. The award of the arbitrator(s) shall be the sole and exclusive remedy of the Parties. The arbitration will be of each Party’s individual claims only, and no claim of any other Party will be subject to arbitration in such proceeding. Without limitation on such award of costs and expenses as the arbitrators may grant, (a) the Parties shall advance equally the costs and expenses of the arbitration, but not the costs and expenses of the Parties, and (b) if a Party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other Party is entitled to costs, including reasonable attorneys’ fees, for having to compel arbitration or defend or enforce the award. Except as otherwise required by law, the Parties and the arbitrator(s) will maintain as confidential all information or documents obtained during the arbitration process, including the resolution of the dispute. Judgment on the award granted in any arbitration hereunder may be entered in any court having jurisdiction over the award or any of the Parties or any of their respective assets. The Parties knowingly and voluntarily waive their rights to have their dispute tried and adjudicated by a judge and jury except as expressly provided herein.

21.3	Nothing in this Section 21 will prevent a Party from resorting to judicial proceedings if: (i) interim relief from a court is necessary prior to the constitution of the arbitral panel to prevent serious and irreparable injury to such Party; or (ii) litigation is required to be filed in order to avoid the expiration of the applicable statute of limitations. The use of any alternative dispute resolution procedure will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either Party.

22.	MISCELLANEOUS

22.1	Notices

Any notice or other communication required or permitted to be given by either Party under this Agreement (“Notice”) shall be effective: (i) when delivered, if delivered by hand; (ii) if by electronic facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice unless, within on Business Day after the transmission, the recipient informs the sender that it has not received the entire Notice; (iii) two (2) Business Days after it is deposited with an internationally recognized overnight courier; or (iv) seven (7) Business Days after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, but if the delivery, receipt or transmission is not on a Business Day or is after 5:00 P.M. on a Business Day, the Notice is taken to be received at 9:00 AM on the next Business Day. Any Notice shall be addressed to each Party at the following addresses or such other address as may be designated by notice pursuant to this Section:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

If to Zealand:	If to Protagonist:

Zealand Pharma A/S Smedeland 36 2600 Glostrup Denmark Attention: Business Development (Arvind Hundal) Phone: +45 4328 1200 Fax: +45 4328 1212	Protagonist Therapeutics, Inc. 1455 Adams Drive, Suite 500 Menlo Business Park Menlo Park, CA 94025 U.S.A. Attn: Dinesh Patel Fax: +1 650 474 2529

With a copy to: Protagonist Pty Ltd. 306 Carmody Road St Lucia, Brisbane Qld 4072 Australia Attn: Dinesh Patel Facsimile: +61 7 3346 2379

22.2	Amendment

No amendment, modification or addition hereto shall be effective or binding on either Party unless set forth in writing and executed by duly authorised representatives of both Parties.

22.3	Waiver

No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

22.4	Headings

The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the Parties.

22.5	Severability

If any court or competent authority finds that any provision of this Agreement (or part of any provision) is invalid, illegal or unenforceable, that provision or part-provision shall, to the extent required, be deemed to be deleted, and the validity and enforceability of the other provisions of this Agreement shall not be affected. The Parties shall thereupon promptly meet to negotiate in good faith, a replacement provision or part-provision that meets as closely as possible in substance, the intent of such provision or part-provision found to be invalid, illegal or unenforceable.

22.6	Assignment

Neither this Agreement, nor any obligations or rights hereunder, shall be assignable or transferable (whether by contract, operation of law or otherwise) by either Party without the prior written consent of the other Party; provided however that either Party may make such assignment or transfer without such written consent to any Affiliate or in the event of any acquisition, merger or other valid business

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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reorganisation, or if it disposes of the whole or substantially all of its operations or business, and without limitation on the provisions of this Agreement relating to a Change of Control; provided further, that in each instance the assignee expressly assumes all obligations imposed on the assigning Party by this Agreement in writing and the other Party is notified in advance of such assignment. Any attempt to assign this Agreement in violation of the foregoing shall be null and void and of no effect. This Agreement shall be binding upon and enforceable against and inure to the benefit of the Parties hereto and each of their successors and permitted assigns. Notwithstanding the foregoing, except as otherwise expressly provided herein, it is understood that any obligation of Protagonist under this Agreement may be performed, and any right granted to Protagonist under this Agreement may be exercised, by Protagonist Inc. or Protagonist Pty Ltd, or by both such Parties acting jointly, as Protagonist Inc. and Protagonist Pty Ltd may agree.

22.7	Further Assurance

Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

22.8	Force Majeure

No Party shall be liable for any failure or delay in performance under this Agreement to the extent such failure or delay arises from “Force Majeure.” A Force Majeure is fire, explosion, earthquake, storm, flood, strike, labour difficulties, war, insurrection, riot, failure of suppliers or sub-contractors, act of God or the public enemy, act of terrorism, or any law, act, order, export or import control regulations, proclamation, decree, regulation, ordinance, or instructions of local or foreign governmental or other public authorities, or judgment or decree of a court of competent jurisdiction (but excluding a court injunction against a Party’s performance) and not otherwise arising out of breach by such Party of this Agreement. In the event of the occurrence of such an event, the Party so affected shall give prompt written notice to the other Party, stating the period of time the occurrence is expected to continue and shall use best efforts to end the failure or delay and ensure that the effects of such Force Majeure are minimised.

22.9	No Partnership or Agency

Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership, or similar relationship between the Parties. The relationship between the Parties established by this Agreement is that of independent contractors.

22.10	Entire Agreement

This Agreement constitutes the whole agreement between the parties in relation to the subject matter hereof and supersedes any previous agreement between the Parties relating to its subject matter. No representations, inducements, promises or agreements, whether oral or otherwise, between the Parties not contained in this Agreement shall be of any force or effect. No agreement or understanding extending this Agreement or varying its terms (including any inconsistent terms in any purchase order, acknowledgment or similar form) shall be binding upon either Party unless it is in a writing specifically referring to this Agreement and signed by a duly authorized representative of the applicable party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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22.11	No Third Party Rights

No person, other than the Parties and their permitted assignees or successors hereunder, shall have any rights, to enforce any of its terms.

22.12	No Implied Grants of Intellectual Property Rights

Except as explicitly provided herein, no licence or other right, express or implied, is granted or shall be deemed granted by implication, estoppel or otherwise, by one Party under any of its Intellectual Property to the other Party. For the avoidance of doubt, this Agreement does not grant a Party any right to licence to use the name of the other Party or any of its Affiliates or any other trade name or trademark of the other Party or its Affiliates.

22.13	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be executed through the use of facsimiles.

22.14	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of its choice of law rules.

[SIGNATURE PAGE FOLLOWS]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

ZEALAND PHARMA/PROTAGONIST

Research Collaboration and License Agreement

Signature Page

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives as of the Effective Date.

ZEALAND PHARMA A/S

By:	/s/ David Horn Solomon

Print Name:	David Horn Solomon

Title:	CEO

PROTAGONIST PTY. LTD.

By:	/s/ Dinesh V. Patel

Print Name:	Dinesh V. Patel

Title:	President & CEO

PROTAGONIST THERAPEUTICS, INC.

By:	/s/ Dinesh V. Patel

Print Name:	Dinesh V. Patel

Title:	President & CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

SCHEDULE 1

ZEALAND PHARMA/PROTAGONIST

Research Collaboration and License Agreement

Research Plan

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 2

ZEALAND PHARMA/PROTAGONIST

Research Collaboration and License Agreement

Press Release

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.